UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Royal Gold, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1660 Wynkoop Street, Suite 1000, Denver, CO 80202 Phone: 303-573-1660 www.royalgold.com

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholders:

You are cordially invited to attend our 2016 Annual Meeting of Stockholders (the “Annual Meeting”).  At the Annual Meeting, we will ask you to vote on:

1.        The election of the two Class II Director nominees identified in the accompanying proxy statement;

2.        The ratification of the appointment of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending June 30, 2017;

3.        The approval, on an advisory basis, of the compensation of the named executive officers;

4.        The approval of an amendment to the Company’s Restated Certificate of Incorporation to increase the total number of authorized shares from 110,000,000 shares to 210,000,000 shares, consisting of (i) 200,000,000 shares of common stock, and (ii) 10,000,000 shares of preferred stock, $0.01 par value each; and

5.        The transaction of such other business as may be brought properly before the meeting and any and all adjournments or postponements thereof.

Our board of directors has fixed the close of business on September 19, 2016 as the record date for determining the stockholders entitled to notice of and to vote at our Annual Meeting.  Thus, you are eligible to vote at the Annual Meeting and any postponements or adjournments of the meeting if you are a holder of Royal Gold’s common stock at the close of business on September 19, 2016.

We are mailing our Notice of Internet Availability of Proxy Materials to stockholders on or about October 7, 2016, containing instructions on how to access our proxy materials online.  We are also mailing a full set of our proxy materials to stockholders who previously requested paper copies of the materials.  (Please see page 2 of the proxy statement for more information on how these materials will be distributed.)  Our proxy materials can also be viewed on our Company website at www.royalgold.com under “Investors — Financial Reporting — All SEC Filings.”

BY ORDER OF THE BOARD OF DIRECTORS

Bruce C. Kirchhoff

Vice President, General Counsel and Secretary

October 7, 2016

THE ROYAL GOLD

2016 ANNUAL MEETING OF STOCKHOLDERS

Will be Held on Wednesday, November 16, 2016

at 9:00 a.m. MST

At the RITZ-CARLTON HOTEL

Located at 1881 Curtis Street, Denver, CO 80202

YOUR VOTE IS IMPORTANT!

It is important that your shares are represented and voted at the Annual Meeting. For that reason, whether or not you expect to attend in person, please vote your shares as promptly as possible by telephone or by Internet, or by signing, dating and returning the proxy card mailed to you if you received a paper copy of this proxy statement.

Attendance at the Annual Meeting

On the day of the Annual Meeting, you will be asked to sign in with a valid picture identification such as a driver’s license or passport.  Registration and seating will begin at 8:30 a.m. and the meeting will begin at 9:00 a.m. MST.

Voting Deadline

Proxies voted by mail, telephone or Internet must be received by 11:59 p.m. (Eastern Standard Time) on November 15, 2016.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL STOCKHOLDER MEETING TO BE HELD ON NOVEMBER 16, 2016:  Our Notice of Annual Meeting, Proxy Statement and related exhibits, Annual Report including our Form 10-K, electronic proxy card and any other Annual Meeting materials are available on the Internet at www.proxyvote.com together with any amendments to any of these documents.

PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement.  This summary does not contain all of the information that you should consider and you should read the entire proxy statement before voting.  For more complete information regarding the Company’s 2016 performance, please review the Company’s Annual Report on Form 10-K.

MEETING AGENDA AND VOTING MATTERS

	Board Vote Recommendation	Page Reference For more information
• Election of Two Class II Directors	FOR each Director Nominee	6
• Ratification of Ernst & Young LLP as auditor for 2017	FOR	18
• Advisory resolution to approve executive compensation	FOR	20
• Amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares	FOR	44
• Transact other business that properly comes before the meeting

CLASS II DIRECTOR NOMINEES TO SERVE UNTIL THE 2019 ANNUAL MEETING

Our board of directors (the “Board of Directors”) is composed of eight members divided into three classes, with each class serving a term of three years (each, a “Director”).  The following table summarizes important information about each director nominee standing for re-election to the Board for a three-year term expiring in 2019.

Class II Director Nominees	Experience and Qualifications
William M. Hayes (age 71) Independent Director since 2008; Chair since 2014 Retired Mining Executive Chairman of the Audit & Finance Committee Serves on one other public company board	• Audit committee financial expertise • Public company board service • CEO/administration and operations • Corporate governance	• Finance • Industry and mining experience • International business • Leadership • Reputation in the industry • Risk management
Ronald J. Vance (age 64) Independent Director since 2013 Retired Mining Executive Member of the Compensation, Nominating & Governance Committee Does not serve on any other public company board	• Public company board service • Business development and marketing • Corporate governance • Finance • Industry and mining experience	• International business • Leadership • Reputation in the industry • Risk management

ATTRIBUTES OF ROYAL GOLD BOARD OF DIRECTORS

Independence	Average Board Tenure	Director Qualifications
All Directors other than the CEO are independent	The average tenure for our Directors’ service on our Board of Directors is approximately 5.5 years	Among other qualifications, every Director has substantial industry expertise (see diagram below)

DIRECTOR QUALIFICATIONS AND EXPERIENCE

2016 COMPANY PERFORMANCE

Our Board of Directors and management continue to demonstrate strong commitment to increasing long-term stockholder value and returning capital to stockholders, as evidenced by some of our significant achievements during fiscal 2016:

•                  We closed and funded $1.4 billion in new stream and royalty acquisitions in fiscal 2016.

•                  Three of our new streams, Wassa and Prestea, Andacollo, and Pueblo Viejo, already rank among our top five revenue generators, and accounted for 31% of our fiscal year 2016 revenue.

•                  We achieved record volume of 247,300 Net GEOs of production and record revenue of $360 million.

•                  We returned a record $59 million to stockholders in the form of dividends, representing an increase of 5% over the prior year.  Fiscal year 2016 was our 15th consecutive year of increasing dividends.

•                  Our share price recovered from a nine-year low of $25.33 in January 2016 to $72.02 at fiscal 2016 year end, due in part to:

•                  gold price recovery from a six-year low of $1,049 per ounce in December 2015;

•                  recognition of immediate returns on certain of our new stream acquisitions; and

•                  reduced uncertainty concerning the Mount Milligan Mine.

•                  We ended fiscal 2016 with a total shareholder return of over 19%.

Please refer to our Annual Report on Form 10-K, and to the discussion on page 23 of this Proxy Statement, for more detailed information concerning our financial results for fiscal 2016.

CORPORATE GOVERNANCE BEST PRACTICES HIGHLIGHTS

Corporate Governance Practices Designed to

Protect and Promote Long-Term Stockholder Value

•                  Separate CEO and Chairman of the Board

•                  Seven of eight directors are independent, including all Committee members

•                  Annual advisory say on pay vote

•                  Significant Board refreshment over recent years; average director tenure is approximately 5.5 years

•                  Thorough orientation program for new directors

•                  Independent directors meet without management present

•                  Significant director and executive officer stockholding requirements

•                  Board Governance Guidelines, Committee Charters and Code of Business Ethics and Conduct

•                  Board oversight of robust Enterprise Risk Management Program

•                  Directors reaching age 72 submit offer of resignation which the Board has discretion to accept or reject

•                  Majority voting in uncontested director elections

•                  Active stockholder engagement

•                  Strong link between executive officer compensation and Company performance

•                  All Audit and Finance Committee members determined to be Audit Committee Financial Experts

•                  Anti-hedging and anti-pledging policies

•                  Annual Board and Committee self-evaluations

•                  No perquisites and no excise tax gross-ups for executive officers

•                  No stock option re-pricing without stockholder approval

•                  Both management and director succession planning are among the Board’s priorities

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Stockholders are asked to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2017.  Below is a summary of fees paid to Ernst & Young in fiscal year 2016.

FY 2016
Audit Fees	$692,512
Audit-Related Fees	—
Tax Fees	250,204
All Other Fees	21,528
Total	$964,244

TRANSFORMATIVE CHANGES TO EXECUTIVE COMPENSATION

The Compensation, Nominating and Governance Committee of the Board of Directors (the “CNG Committee”) worked extensively with its independent compensation consultant during fiscal year 2015 to address concerns expressed during our engagement process by some stockholders and proxy advisors.  The result of this work was the August 2015 introduction of the following significant changes to our executive compensation program:

Stockholder and Advisor Feedback	Resulting Changes to 2016 Executive Compensation Program
Simplify the program and enhance transparency of annual short-term incentive calculations	Developed a formulaic short-term incentive scorecard with pre-determined performance metrics and targets

Reduce multiple vesting opportunities and lengthen the measuring period for the performance shares	Introduced 5-year, 3-year and 1-year vesting periods for performance shares, and cliff vesting for one-half of performance shares awarded

Adopt relative total shareholder return (“TSR”) as a performance measure; consider multiple performance measures	Adopted relative TSR and growth in net revenue (expressed in terms of growth in production volume) as two new performance measures for performance shares

Link performance measures to specific strategic objectives that stockholders value: a balance of growth and financial discipline	Added production targets to short-term incentive scorecard and performance share measures; incorporated operating cash flow multiple as a short-term incentive measure

Continue benchmarking against peers in the precious metals industry with similar market capitalization	Maintained current Royal Gold-selected peer group, which reflects companies of similar market capitalization in the precious metals industry

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Stockholders are asked to approve, on an advisory basis, the compensation of our Named Executive Officers (“NEOs”).  The following table summarizes the total potential compensation package for fiscal year 2016 for each NEO.

Name and Principal Position	Salary	Stock and Option Awards	Bonus		Non-Equity Incentive Plan Compensation	All Other Compensation	Total

Tony Jensen	$700,000	$2,105,350	—		$750,000	$32,436	$3,587,786
President and Chief Executive Officer
Stefan Wenger	$425,000	$813,750	—		$345,000	$36,036	$1,619,786
Chief Financial Officer and Treasurer
Karli S. Anderson	$310,000	$593,931	—		$250,000	$26,546	$1,180,477
Vice President Investor Relations
William Heissenbuttel	$450,000	$861,843	$100,000	(1)	$365,000	$36,436	$1,813,278
Vice President Corporate Development
Bruce C. Kirchhoff	$375,000	$717,483	—		$305,000	$31,211	$1,428,694
Vice President, General Counsel and Secretary

(1)         Represents a cash award of $100,000 as special recognition of Mr. Heissenbuttel’s extraordinary performance in overseeing the Company’s acquisition of four new streaming interests and a further royalty interest on one of the Company’s existing development projects, all during the first quarter of fiscal year 2016.  For further information, see “Special Cash Bonus” on page 32.

IMPORTANT DATES FOR 2017 ANNUAL MEETING OF STOCKHOLDERS

Stockholder proposals submitted for inclusion in our 2017 proxy statement pursuant to SEC Rule 14a-8 must be received by us by June 5, 2017.

Notice of stockholder proposals to be raised from the floor at the 2017 Annual Meeting of Stockholders outside of SEC Rule 14a-8 must be received by us between July 19, 2017 and August 18, 2017.

GENERAL INFORMATION

STOCKHOLDERS ENTITLED TO VOTE AS OF RECORD DATE

This Proxy Statement is furnished to holders of Royal Gold, Inc. common stock, par value $0.01 per share (“common stock”), in connection with the solicitation of proxies on behalf of the Board of Directors of Royal Gold, Inc. (the “Company” or “Royal Gold”) to be voted at the 2016 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held on Wednesday, November 16, 2016, at 9:00 a.m. MST.  Stockholders of record holding shares of the Company’s common stock, at the close of business on September 19, 2016 (the “Record Date”), are eligible to vote at the Annual Meeting and at all postponements and adjournments thereof.  There were 65,315,629 shares outstanding on the Record Date.

INTERNET AVAILABILITY OF PROXY MATERIALS

We utilize the Securities and Exchange Commission (the “SEC”) rules allowing us to furnish proxy materials through a “notice and access” model via the Internet.  On or about October 7, 2016, we will furnish a Notice of Internet Availability to our stockholders of record containing instructions on how to access the proxy materials and to vote.  In addition, instructions on how to request a printed copy of these materials may be found in the Notice.  For more information on voting your stock, please see “Voting Your Shares” below.

VOTING YOUR SHARES

Each share of Royal Gold common stock that you own entitles you to one vote.  If you are a stockholder of record, your proxy card shows the number of shares of Royal Gold common stock that you own.  If your stock is held in the name of your broker, bank or another nominee (a “Nominee”), the Nominee holding your stock will send you a voting instruction form.  You may elect to vote in one of three methods:

•            By Phone or Internet - You may vote your shares by following the instructions on your notice card, proxy card or voting instruction form.  If you vote by telephone or via the Internet, you do not need to return your proxy card.

•            By Mail - If this proxy statement was mailed to you, or if you requested that a proxy statement be mailed to you, you may vote your shares by signing and returning the enclosed proxy card or voting instruction form.  If you vote by proxy card, your “proxy” (each or any of the individuals named on the proxy card) will vote your shares as you instruct on the proxy card.  If you vote by voting instruction form, the Nominee holding your stock will vote your shares as you instruct on the voting instruction form.  If you sign and return the proxy card, but do not give instructions on how to vote your shares, your shares will be voted as recommended by the Board of Directors: (1) “FOR” the election of Directors as described herein under “Proposal 1 - Election of Directors;” (2) “FOR” ratification of the appointment of the Company’s independent registered public accountants described herein under “Proposal 2 - Ratification of Appointment of Independent Registered Public Accountants;” (3) “FOR” a non-binding advisory vote on the compensation of the Named Executive Officers described herein under “Proposal 3 — Advisory Vote on Compensation of Named Executive Officers;” and (4) “FOR” a proposal to amend our Restated Certificate of Incorporation to increase the number of authorized shares as described herein under “Proposal 4 — Amendment to Restated Certificate of Incorporation to Increase Authorized Shares.”

•            In Person - You may attend the Annual Meeting and vote in person.  We will give you a ballot when you arrive.  If your stock is held in the name of a Nominee, you must present a proxy from that Nominee in order to verify that the Nominee has not voted your shares on your behalf.

REVOCATION OF PROXY OR VOTING INSTRUCTION FORM

If you are a holder of common stock, you may revoke your proxy at any time before the proxy is voted at the Annual Meeting.  This can be done by submitting another properly completed proxy card with a later date, sending a written notice of revocation to the Vice President, General Counsel and Secretary of the Company with a later date, or by attending the Annual Meeting and voting in person.  You should be aware that simply attending the Annual Meeting will not automatically revoke your previously submitted proxy; rather you must notify a Company representative at the Annual Meeting of your desire to revoke your proxy and vote in person.  Written notice revoking a proxy should be sent to the Vice President, General Counsel and Secretary, Royal Gold, Inc., 1660 Wynkoop Street, Suite 1000, Denver, Colorado 80202.

QUORUM AND VOTES REQUIRED TO APPROVE PROPOSALS

A majority of the outstanding shares of the Company’s common stock entitled to vote, represented in person or by proxy, will constitute a quorum at a meeting of the stockholders.  Abstentions and “broker non-votes” will be counted as being present in person for purposes of determining whether there is a quorum.  A “broker non-vote” occurs when a Nominee holding shares for a beneficial owner does not vote those shares on a proposal because the Nominee does not have discretionary voting authority and has not received voting instructions from the beneficial owner with respect to that proposal.

Cumulative voting is not permitted for the election of Directors.  Under Delaware law, holders of common stock are not entitled to appraisal or dissenters’ rights with respect to the matters to be considered at the Annual Meeting.

PROPOSAL	VOTE REQUIRED TO APPROVE PROPOSALS AT A MEETING AT WHICH A QUORUM IS PRESENT	ABSTENTIONS AND BROKER NON-VOTES
#1 Election of Class II Director Nominees	The affirmative vote of a majority of the votes cast shall be the act of the stockholders. Please refer to page 6 for more information.	Do not count for these three proposals (no effect)

#2 Ratification of Auditors	The affirmative vote of a majority of the votes cast shall be the act of the stockholders.

#3 Advisory Say on Pay	The affirmative vote of a majority of the votes cast shall be the act of the stockholders. However, as discussed in further detail in Proposal 3, this proposal is advisory in nature.

#4 Amend Charter to Increase Authorized Shares	The affirmative vote of a majority of the outstanding shares of Royal Gold’s common stock entitled to vote at the annual meeting is required.	Have the same effect as a vote “AGAINST” this proposal

TABULATION OF VOTES

Votes at the Annual Meeting will be tabulated and certified by Broadridge Financial Solutions, Inc.

SOLICITATION COSTS

In addition to solicitation of proxies by mail or by electronic data transfers, the Company’s Directors, officers or employees, without additional compensation, may make solicitations by telephone, facsimile, or personal interview.  The Company engaged Saratoga Proxy Consulting LLC, 520 8th Avenue, New York, NY 10018, to assist with the solicitation of proxies for a fee of $15,000, plus expenses.  All costs of the solicitation of proxies will be borne by the Company.  The Company will also reimburse the banks and brokers for their reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners of shares of common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the beneficial ownership, as of September 19, 2016, of the Company’s common stock by each Director, each of the Company’s NEOs, persons known to the Company, based upon the Company’s review of documents filed with the SEC with respect to the ownership of the Company’s common stock, to be the beneficial owner of more than 5% of the issued and outstanding shares of common stock, and by all of the Company’s Directors and executive officers as a group.  Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Royal Gold, Inc., 1660 Wynkoop Street, Suite 1000, Denver, Colorado 80202.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned		Percent of Class
Tony A. Jensen President, Chief Executive Officer and Director	338,818	(1)	*
Gordon J. Bogden Director	13,374		*
M. Craig Haase Director	26,024	(2)	*
William M. Hayes Chairman of the Board	31,689	(3)	*
C. Kevin McArthur Director	10,814	(4)	*
Jamie C. Sokalsky Director	4,205		*
Christopher M.T. Thompson Director	37,314	(5)	*
Ronald J. Vance Director	10,164	(6)	*
Stefan L. Wenger Chief Financial Officer and Treasurer	131,115	(7)	*
Karli S. Anderson Vice President Investor Relations	24,974	(8)	*
William H. Heissenbuttel Vice President Corporate Development and Operations	138,752	(9)	*
Bruce C. Kirchhoff Vice President, General Counsel and Secretary	108,514	(10)	*
All Directors and Executive Officers as a Group including those named above (13 persons)	892,697	(11)	1.37%
Van Eck Associates Corporation 666 Third Avenue — 9th Floor New York, New York 10017	4,938,274	(12)	7.56%
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	4,842,450	(13)	7.41%
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	4,819,537	(14)	7.38%
First Eagle Investment Management, LLC 1345 Avenue of the Americas New York, New York 10105	4,246,460	(15)	6.50%

* Less than 1% ownership of the Company’s common stock.

(1)         Includes 39,116 shares of restricted stock, 129,786 Stock Appreciation Rights (“SARs”) and options to purchase 7,317 shares of common stock that were exercisable as of September 19, 2016, or which become exercisable within 60 days from such date.

(2)         Includes 965 shares of restricted stock.

(3)         Includes 965 shares of restricted stock.

(4)         Includes 965 shares of restricted stock.

(5)         Includes 965 shares of restricted stock.

(6)         Includes 965 shares of restricted stock.

(7)         Includes 20,166 shares of restricted stock, and 41,290 SARs and options to purchase 5,844 shares of common stock that were exercisable as of September 19, 2016, or which become exercisable within 60 days from such date.

(8)         Includes 10,425 shares of restricted stock, and 8,845 SARs and options to purchase 3,448 shares of common stock that were exercisable as of September 19, 2016, or which become exercisable within 60 days from such date.

(9)         Includes 20,527 shares of restricted stock, and 48,615 SARs and options to purchase 22,730 shares of common stock that were exercisable as of September 19, 2016, or which become exercisable within 60 days from such date.

(10)  Includes 19,094 shares of restricted stock and 40,644 SARs and options to purchase 9,730 shares of common stock that were exercisable as of September 19, 2016, or which become exercisable within 60 days from such date.

(11)  Includes 125,185 shares of restricted stock and 272,790 SARs and options to purchase 50,164 shares of common stock that were exercisable as of September 19, 2016, or which become exercisable within 60 days from such date.

(12)  As reported by Van Eck Associates Corporation on Form 13G/A filed with the SEC on February 11, 2016.  As of December 31, 2015, Van Eck Associates Corporation has sole dispositive power over 4,938,274 shares of common stock, and sole voting power over 4,838,274 shares of common stock.

(13)  As reported by BlackRock, Inc. on Form 13G/A with the SEC on February 10, 2016.  As of December 31, 2015, BlackRock has sole dispositive power over 4,842,450 and sole voting power over 4,572,530 shares of common stock.

(14)  As reported by The Vanguard Group on Form 13G/A filed with the SEC on February 10, 2016.  As of December 31, 2015, the Vanguard Group has sole dispositive power over 4,773,287 shares of common stock, shared dispositive power over 46,250 shares of common stock and sole voting power over 46,830 shares of common stock.

(15)  As reported by First Eagle Investment Management, LLC on Form 13G/A filed with the SEC on February 5, 2016.  As of December 31, 2015, First Eagle Investment Management, LLC has sole dispositive power over 4,246,460 and sole voting power over 4,159,561 shares of common stock.

EXECUTIVE OFFICERS

The following persons hold the executive officer positions at Royal Gold as of September 30, 2016:

Tony Jensen, 54, President, Chief Executive Officer and a Director.  See page 8.

Stefan L. Wenger, 43, Chief Financial Officer and Treasurer since August 2007.

Mr. Wenger was Chief Financial Officer from June 2006 to August 2007, and Chief Accounting Officer and Treasurer of the Company from April 2003 until June 2006.  Mr. Wenger was a manager with PricewaterhouseCoopers LLP from June 2002 until March 2003.  From September 2000 until June 2002, he was a manager with Arthur Andersen LLP.  Mr. Wenger has over 20 years of experience in the mining and natural resources industries working in various financial roles.  He is a member of the Board of Directors of the Nevada Mining Association.  Mr. Wenger holds a Bachelor of Science degree in Business Administration from Colorado State University, has completed the General Management Program at the Harvard Business School, and is a certified public accountant.  He is a member of the Colorado Society of Certified Public Accountants and the American Institute of Certified Public Accountants.

Karli S. Anderson, 43, Vice President Investor Relations since May 2013.

Ms. Anderson has over 15 years of experience in finance, investor relations and capital markets.  She was Senior Director, Investor Relations, from August 2011 through April 2013 and Director, Investor Relations from May 2010 to August 2011 at Newmont Mining Corporation.  From February 2008 to May 2010, she served as Director Investor Relations at Coeur d’Alene Mines Corporation.  Ms. Anderson served as Director Investor Relations from January 2006 to February 2008 at Evergreen Energy Inc.  From 2003 to 2006 she was Director of Strategic Analysis at Policy Studies, Inc. and from 2000 to 2001 she was an Associate at Goldman Sachs Investment Research.  Ms. Anderson is currently the Chairman of the Denver Gold Group.  Ms. Anderson holds a Master of Business Administration degree with a specialization in finance from the Wharton School at the University of Pennsylvania and a Bachelor of Science degree in Telecommunications Systems from Ohio University.

William H. Heissenbuttel, 51, Vice President Corporate Development since February 2007.

Mr. Heissenbuttel brings more than 25 years of corporate finance experience with 20 of those years in project and corporate finance in the metals and mining industry. From January 2015 to June 2016, he served as Vice President Operations, and from April 2006 through January 2007, he was Manager Corporate Development for the Company.  Mr. Heissenbuttel served as Senior Vice President from 2000 to 2006 and Vice President from 1999 to 2000 at N M Rothschild & Sons (Denver) Inc.  From 1994 to 1999, he served as Vice President and then as Group Vice President at ABN AMRO Bank N.V.  From 1987 to 1994, he was a Senior Credit Analyst and an Associate at Chemical Bank Manufacturers Hanover.  Mr. Heissenbuttel holds a Master of Business Administration degree with a specialization in finance from the University of Chicago and a Bachelor of Arts degree in Political Science and Economics from Northwestern University.

Mark Isto, 56, Vice President Operations since July 2016.

Mr. Isto has 34 years of experience in mining engineering, mine management and project development, most of which included international experience.  He previously served as Executive Director, Project Evaluation for RGLD Gold (Canada) Inc., a wholly owned subsidiary of the Company, since January 2015.  Prior to that, he served as Vice President Operations for First Nickel Inc. from May 2012 to December 2014, and served at the Vice President and Senior Vice President levels in the Projects Group at Kinross Gold Corp. from October 2006 to May 2012.  He served as Mine General Manager of Golden Sunlight Mines, Inc. (Placer Dome America) from January 2004 to October 2006, and he previously held numerous other management positions in Placer Dome’s global operations, including Chief Engineer, Mine Superintendent, Project Director and Senior Advisor over a nearly 25 year career.  Mr. Isto holds a Bachelor of Science degree in Mining Engineering from Montana College of Mineral Science and Technology, as well as a Master of Business Administration degree in Business Administration from the University of Nevada — Reno.

Bruce C. Kirchhoff, 57, Vice President, General Counsel since February 2007 and Secretary since July 2013.

Mr. Kirchhoff has over 30 years of experience representing hardrock, industrial minerals, mineral exploration and development companies.  From 2004 through 2007, Mr. Kirchhoff was a partner with the law firm Carver Kirchhoff Schwarz McNab & Bailey, LLC.  From January to December 2003, Mr. Kirchhoff was a partner with the law firm Carver & Kirchhoff, LLC, and from April 1996 through December 2002, Mr. Kirchhoff was a partner in the law firm Alfers & Carver, LLC.  Prior to private practice, Mr. Kirchhoff was a senior attorney with Cyprus Amax Minerals Company from 1986 through 1996.  Mr. Kirchhoff holds a J.D. from the University of Denver, a Master of Science in Mineral Economics from the Colorado School of Mines, and a Bachelor of Arts degree in Anthropology from Colorado College.

Proposal #1: ELECTION OF CLASS II DIRECTORS

The Company’s Board of Directors consists of three classes of Directors, with each class of Directors serving for a three-year term and until their successors are duly elected and qualified.  The Company’s current Class I Directors are Messrs. Bogden, Jensen and Sokalsky; the Class II Directors are Messrs. Hayes and Vance; and the Class III Directors are Messrs. Haase, McArthur and Thompson.

If the proxy is properly completed and received in time for the Annual Meeting, and if the proxy does not indicate otherwise, the represented shares will be voted “FOR” William M. Hayes and Ronald J. Vance as Class II Directors of the Company.  If either of the nominees for election as a Class II Director should refuse or be unable to serve (an event that is not anticipated), the proxy will be voted for a substitute nominee who is designated by the Board of Directors.  Each Class II Director elected shall serve until the 2019 Annual Meeting, or until his successor is elected and qualified.

VOTE REQUIRED FOR APPROVAL

The Company’s Amended and Restated Bylaws (“Bylaws”) require that each Director be elected by the majority of votes cast at a meeting at which a quorum is present with respect to such Director in uncontested elections.  This means that the number of shares voted “FOR” a Director nominee must exceed the votes cast “AGAINST” that Director nominee.  In a contested election (where the number of nominees exceeds the number of Directors to be elected), the standard for election of Directors would be a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of Directors.  This year’s election is expected to be an uncontested election, and the majority vote standard will apply.  If a nominee who is serving as a Director is not elected at the Annual Meeting, Delaware law provides that the Director would continue to serve on the Board as a “holdover Director.”  Under the Company’s Bylaws, each Director nominee who is serving as a Director has submitted a conditional resignation that becomes effective if such Director is not elected and the Board accepts the resignation. In that situation, the CNG Committee would make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether to take other action.  The Board of Directors will act on the CNG Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. Absent a determination by the Board that it is in the best interest of the Company for a Director who has failed to be elected to remain on the Board, the Board will accept the resignation.  The Director who tenders his resignation will not participate in the decision of the Board of Directors.  If a nominee who was not already serving as a Director fails to receive a majority of votes cast with respect to his election at the Annual Meeting, Delaware law provides that the nominee does not serve on the Board as a “holdover Director.”  Each of the Class II Director nominees are currently serving on the Board of Directors.

Information concerning the nominees for election as Directors is set forth below under “Board of Directors.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

EACH OF THE CLASS II DIRECTOR NOMINEES

BOARD OF DIRECTORS

Below, we provide the names, position with the Company, periods of service and experience of the Company’s Directors.  The persons who are nominated for election as Class II Directors at the Annual Meeting are indicated with an asterisk *.  Each Director brings a strong and unique background and skillset to the Board including, among others, public company board service, long histories of significant leadership positions, and industry experience in the areas of mining, operations, accounting, administration, finance, business development and marketing, law, international business and risk management.  The qualifications and experience of our Directors are summarized on page 11.

*WILLIAM M. HAYES	Class II Director Nominee (Term expires 2016)

Independent Director since 2008	Retired Mining Executive
Chairman of the Board of Directors since May 2014
Chairman of the Audit and Finance Committee
Audit Committee Financial Expert

Mr. Hayes, 71, is an independent Director of Antofagasta PLC and a member of its Audit and Risk Committee, its Remuneration and Talent Management Committee and its Nomination and Governance Committee; he also previously served at various times since 2006 as Senior Independent Director and Chairman of the Board.  He served in various management positions with Placer Dome Inc. from 1988 to 2006.  He was Executive Vice President for Project Development and Corporate Affairs from 2004 to 2006.  From 2000 to 2004, he served as Executive Vice President for USA and Latin America, and from 1994 to 2000 as Executive Vice President for Latin America.  During this period (2000-2004), he served as President of Compania Mantos de Oro (La Coipa) and Compania Minera Zaldivar (Zaldivar Mine).  From 1995 to 1999, he served as CEO of Mantos de Oro, Chile, at the La Coipa mine, and was Chief Financial Officer from 1988 to 1991.  Mr. Hayes also served as Vice President and Treasurer of Placer Dome Inc. from 1991 to 1994.  From 1972 to 1987, Mr. Hayes served in various financial positions with Exxon Corporation.  Mr. Hayes holds a Bachelor of Arts and Master of Arts degree in International Management from the American Graduate School of International Management and a Bachelor of Arts degree in Political Science from the University of San Francisco.

Qualifications and Experience

Board Service — Currently Chairman of the Board of Directors and Chairman of the Audit and Finance Committee of Royal Gold.  An independent Director (since 2006), member of the Audit and Risk Committee, and Remuneration and Talent Management Committee and Nomination and Governance Committee of Antofogasta PLC (LON:ANTO), a FTSE 100 Company listed on the London Stock Exchange, engaged in mining, transportation, water distribution and energy. Also served at various times since 2006 as Senior Independent Director, Audit Committee Chairman and Chairman of the Board of Antofogasta.  Also subsidiary Board membership of Antofogasta includes Chairman and Director of Tethyan Copper Company, a fifty-fifty joint venture between Antofogasta and Barrick related to the Reko Diq Project in Pakistan.

Leadership, Finance and International Business Experience - The Board of Directors has determined that Mr. Hayes is an Audit Committee Financial Expert.  Prior service as Executive Vice President for U.S. and Latin America, Placer Dome Inc.; Executive Vice President, Project Development and Corporate Relations, Placer Dome Inc.; Vice President and Treasurer, Placer Dome Inc.; and Regional Treasurer and Controller, Exxon Minerals.

Industry Experience - Previously served as President of the Mining Council in Chile and President of the Gold Institute in Washington, D.C.

Mining Experience - Previously responsible for six operating mines in Chile and the U.S., and five development projects in the U.S., Chile, Dominican Republic and Africa.

Business Development and Marketing - Extensive experience in project development and corporate affairs.

GORDON J. BOGDEN	Class I Director (Term expires 2018)

Independent Director since August 2011	Retired Mining Executive
Audit and Finance Committee Member
Audit Committee Financial Expert

Mr. Bogden, 58, served as the President and CEO of Alloycorp Mining Inc., a mining company, from March 2014 to September 2015.  He was formerly the Vice Chairman, Mining & Metals, Standard Chartered Bank, which acquired Gryphon Partners Canada Inc., an independent investment bank that Mr. Bogden co-founded, and where he was President and Managing Partner, from

October 2008 to July 2012.  From October 2003 to October 2007, he was Vice Chairman and Head of Global Metals and Mining at National Bank Financial Inc.  Mr. Bogden served as President and Managing Director, Beacon Group Advisors Inc. from 2001 to 2003, Director, Investment Banking for Newcrest Capital Inc. from 1999 to 2000, Managing Director, N M Rothschild (Canada) from 1997 to 1999, and Managing Director, CIBC Wood Gundy Securities Inc. from 1990 to 1997.  Mr. Bogden holds a Bachelor of Science (Engineering) degree in geophysics from Queen’s University and the Institute of Corporate Directors Designation from the Rotman School of Management, University of Toronto. He is a member of the Professional Engineers Ontario.

Qualifications and Experience

Board Service — Currently a member of the Audit and Finance Committee and a Director of Royal Gold.  He is currently a Director of Orvana Minerals Corp. (TSE:ORV), and a previous board member of:  Alloycorp Mining Inc., International Royalty Corporation, Aeroquest International Limited, Canplats Resources Corp., Camino Minerals Corp., IAMGold Corporation, Defiance Mining Corporation, BacTech Enviromet Corporation, High River Gold Ltd., NexGen Energy Ltd., Explorations Miniére du Nord Ltée, and Volta Resources Inc.

Finance and International Business Experience — The Board of Directors has determined that Mr. Bogden is an Audit Committee Financial Expert.  Mr. Bogden has experience as a corporate advisor to mining companies on strategy and mergers and acquisitions, experience in raising capital in the international debt and equity markets, prior service as Vice Chairman, Mining & Metals, Standard Chartered Bank; Vice Chairman and Head of Global Metals and Mining for National Bank Financial Inc.; President and Managing Partner of Gryphon Partners Canada Inc.; President of Beacon Group Advisors Inc.; Managing Director of N M Rothschild & Sons (Canada) Limited; and Managing Director, Mining Group for CIBC Wood Gundy Securities.

Leadership Experience — Extensive experience building businesses and managing professional teams focused on advisory assignments for Boards of Directors and senior management for some of the largest mining companies in the world on mergers, acquisitions, and restructurings.

Industry and Mining Experience — Geophysicist and engineer designing and managing mining exploration and development programs for international mining companies.

TONY A. JENSEN	Class I Director (Term expires 2018)

Director (non-independent) since 2004	President and Chief Executive Officer of Royal Gold, Inc.

Mr. Jensen, 54, has been President and CEO of the Company since July 2006. Previously he was President and Chief Operating Officer of the Company from August 2003 until June 2006.  Mr. Jensen has over 31 years of mining industry experience, including 18 years with Placer Dome Inc.  His corporate and operations experience was developed in the United States and Chile where he occupied several senior management positions in mine production, corporate development and finance.  Before joining the Company, he was the Mine General Manager of the Cortez Joint Venture from 1999 to 2003.  Mr. Jensen was Director, Finance and Strategic Growth and Treasurer for Placer Dome Latin America from 1998 to 1999 and SubGerente General de Operaciόnes for Compania Minera Mantos de Oro, a subsidiary of Placer Dome Latin America from 1995 to 1998.  Mr. Jensen holds a Bachelor of Science degree in Mining Engineering from South Dakota School of Mines and Technology, and a Certificate of Finance from Golden Gate University.

Qualifications and Experience

Board Service — Currently a Director of Royal Gold, a Director of Golden Star Resources Ltd. (TSX: GSC; NYSE MKT: GSS; GSE: GSR), Director of the National Mining Association (“NMA”) and a member of the NMA Finance Committee, Director of the World Gold Council, prior Chairman and member of the Industrial Advisory Board and current member of the Advisory Board of the South Dakota School of Mines and Technology.

Leadership Experience - Extensive operations, corporate, and executive experience managing professional teams and large work forces with Placer Dome Inc., and current corporate and executive experience as President and CEO of Royal Gold.

Finance Experience - Actively involved in the financial review of Royal Gold’s results. Current member of NMA’s Finance Committee and past member of Golden Star’s Audit Committee. Prior experience as Director, Finance and Strategic Growth, and Treasurer of Placer Dome Latin America.  Experience raising capital in the debt and equity markets for Royal Gold.

Industry, Mining and International Business Experience - In addition to the active board memberships noted above, prior Chairman and Director of the Nevada Mining Association, Director of the Colorado Mining Association, and member of the University of Colorado Center for Commodities Advisory Board, as well as extensive industry, mining, acquisition, and international business experience through various roles with Royal Gold and Placer Dome Inc., including a foreign assignment in Chile from 1995 to 1999.

Operations - Prior domestic and international experience as mine engineer, operations supervisor, and mine general manager while based at three mining operations for Placer Dome Inc., as well as exploration, review, development and acquisition assignments at various other operations and properties.

Business Development and Marketing - Extensive experience in corporate development for Royal Gold and Placer Dome.

M. CRAIG HAASE	Class III Director (Term expires 2017)

Independent Director since 2007	Retired Mining Executive
Chairman of the CNG Committee

Mr. Haase, 73, served as Director, Executive Vice President and Chief Legal Officer of Franco-Nevada Mining Corporation, a publicly-traded precious metals royalty company, for more than 15 years prior to its merger with Newmont Mining Corporation in 2002.  He served as a Director of Newmont from March 2002 until he retired in May 2003.  He served as Director, Executive Vice President and Chief Legal Officer of Euro-Nevada Mining Corporation from 1987 to 1999, when Euro-Nevada merged with Franco-Nevada.  Mr. Haase was also Chairman, CEO and Director of Gold Marketing Corporation of America, Inc., a physical gold export company, from 1994 to 2002.  Mr. Haase served as Vice Chairman of both Franco-Nevada Mining Corporation, Inc. (1990-2002) and Euro-Nevada Mining Corporation, Inc. (1990-1999). He was engaged in private law practice from 1971 to 1990 (the last nine years as senior and managing partner of M. Craig Haase Ltd., a law firm, and Haase and Harris Ltd., a law firm), with an emphasis in mining and commercial law and litigation.  Mr. Haase holds a J.D. from the University of Illinois and a Bachelor of Arts degree in Geology from Northwestern University.

Qualifications and Experience

Board Service — Currently Chairman of the CNG Committee and a Director of Royal Gold.  Previous board member of Newmont Mining (NYSE:NEM), Euro-Nevada (TSE:EN), Franco-Nevada (TSE:FN) and Gold Marketing Corporation of America.

Leadership Experience - Prior service as CEO, Executive Vice President and Chief Legal Officer of international mining companies.  Senior and managing partner of Haase and Harris, a law firm, from 1984 to 1990.

Industry and Mining Experience - More than 20 years of executive experience in the mining industry.

Law - Extensive experience as a practicing attorney, with more than 35 years representing numerous international mining companies in property management, acquisition and merger transactions, mining finance, capital acquisition, credit transactions, and litigation.

Geology - Research geologist with U.S. Army Corps of Engineers for two years.

Industry Association Participation - Past Director of Western State Colorado University Foundation; past Advisory Director of Professional Land and Resource Management Program at Western State Colorado University; past Vice Chairman of Hard Minerals Committee of the American Bar Association; past Trustee-at-Large of the Rocky Mountain Mineral Law Foundation and member of the Executive Committee; past Director of Nevada Mining Association; and past Director of Northwest Mining Association; member of the Nevada State, U.S. District Court, Ninth Circuit Court of Appeals, U.S. Tax Court, and U.S. Supreme Court bars.

C. KEVIN MCARTHUR	Class III Director (Term expires 2017)

Independent Director since March 2014	Executive Chair and a Director of Tahoe Resources Inc.
CNG Committee Member

Mr. McArthur, 61, founded Tahoe Resources Inc., has been Executive Chair since April 2015, a director since 2009, and served as CEO from August 2015 to August 2016.  He previously served as President and CEO from 2009 to early 2014, and Vice Chair and CEO from early 2014 to April 2015.  He was President, CEO and a director of Goldcorp Inc. from 2006 until his retirement in 2008. He was President and CEO of Glamis Gold Ltd. from 1998 and served in a variety of management positions with Glamis until its acquisition by Goldcorp in 2006.  He also served as a director of (i) Consolidated Thompson Iron Mines Limited from 2009 until 2011, (ii) Cloud Peak Energy Inc. from 2009 until 2010, and (iii) Pembrook Mining Corp from 2009 to 2014.  Prior to working with Glamis, Mr. McArthur held various operating and engineering positions with BP Minerals and Homestake Mining Company.  Mr. McArthur holds a B.S. in Mining Engineering from the University of Nevada.

Qualifications and Experience

Board Service — Currently a member of the CNG Committee and a Director of Royal Gold.  He has also served as a director of Tahoe Resources Inc. (NYSE:TAHO; TSX, BVL:THO) since 2009, and is a past director of Goldcorp Inc. (TSX:G; NYSE:GG), Glamis Gold Inc., Consolidated Thompson Iron Mines Limited (TSX:CLM), Cloud Peak Energy Inc. (NYSE:CLD) and Pembrook Mining Corp.  Prior Board assignments included serving as the chairman of: the Pembrook audit committee, the Pembrook and Consolidated Thompson Iron Mines governance committees, the Cloud Peak health, safety, environment and communities committee and the Consolidated Thompson special committee during an M&A transaction, as well as serving on the Pembrook and Consolidated Thompson compensation committees and the Cloud Peak governance and nominating committees.

Leadership Experience - Extensive experience as a president and CEO of international mining companies since 1998.  He founded and is Executive Chair and a director, and also served as President and CEO of Tahoe Resources Inc. He served as President, CEO and a director of Goldcorp Inc.; President and CEO of Glamis Gold Ltd, and as a director of

Consolidated Thompson Iron Mines Limited, Cloud Peak Energy Inc. and Pembrook Mining Corp.

Industry and Mining Experience - More than 17 years of CEO experience in the mining business; over 30 years of operational, senior management and executive experience in the mining industry, including mine financing, mine construction and operations, mining engineering and mergers and acquisitions.

Business Development and Marketing — Extensive experience in corporate development for Tahoe Resources, Goldcorp and Glamis Gold Ltd.

JAMIE C. SOKALSKY	Class I Director (Term expires 2018)

Independent Director since August 2015	Retired Mining Executive
Audit and Finance Committee Member
Audit Committee Financial Expert

Mr. Sokalsky, 59, is a member of the board of directors of Pengrowth Energy Corporation and Agnico-Eagle Mines Limited, and is chairman of the board of directors of Probe Metals, Inc.  He served as CEO and President of Barrick Gold Corporation from 2012 to 2014, and held executive roles including treasurer (from 1993 to 1999), chief financial officer and executive vice president (from 1999 to 2012) of Barrick.  Mr. Sokalsky has over 20 years’ experience as a senior executive in the mining industry, including finance, corporate strategy, project development and mergers, acquisitions and divestitures.  He is a past member of the International Council on Mining and Metals and a past director of the World Gold Council.  Mr. Sokalsky holds a Bachelor of Commerce degree (Honors) from Lakehead University and holds a Chartered Professional Accountant designation.

Qualifications and Experience

Board Service — Mr. Sokalsky is currently a Director of Royal Gold.  He is also a member of the board of directors of Pengrowth Energy Corporation (NYSE:PGH) and Agnico-Eagle Mines Limited (NYSE:AEM), and is chairman of the board of Probe Metals, Inc. (TSX-V:PRB).  Mr. Sokalsky is a past director of the World Gold Council and a past member of the International Council on Mining and Metals.

Leadership Experience — Over 30 years of senior executive experience in finance, capital markets, corporate strategy, project development, acquisitions and divestitures, including extensive board, CEO and CFO experience with international mining organizations, and board experience serving as a director for four public companies, two of which were metals mining companies.

International Mining Experience — More than 20 years’ experience in international gold mining, encompassing strategy, finance, operations and investment.

Finance Experience — The Board of Directors has determined that Mr. Sokalsky is an Audit Committee Financial Expert.  He has extensive finance experience as treasurer and subsequently CFO of Barrick Gold Corporation.

Business Development and Marketing — Extensive experience in corporate development for Barrick Gold Corporation.

CHRISTOPHER M.T. THOMPSON	Class III Director (Term expires 2017)

Independent Director since May 2014	Retired Mining Executive
Audit and Finance Committee Member
Audit Committee Financial Expert

Mr. Thompson, 68, is a member of the board of Jacobs Engineering Group Inc.  He is also a member of the Colorado School of Mines Foundation Board of Governors.  He was a director of Teck Resources from 2003 to April 2015, and a director of Golden Star Resources from 2010 to May 2015.  Mr. Thompson served as the Chairman of Gold Fields Limited from 1998 to 2005 and as Chairman and CEO from 1998 to 2002. He was Chairman of the World Gold Council from 2002 to 2005.  From 1992 to 1998 he was the Founder and CEO of Castle Group, which managed three venture capital funds that employed various structures, including royalties, to finance the development of new gold mines.  Mr. Thompson received his undergraduate Bachelor’s degree in law and economics from Rhodes University, South Africa, and a Master’s Degree in Management Studies from Bradford University in the UK.

Qualifications and Experience

Board Service — Currently a member of the Audit and Finance Committee and a Director of Royal Gold.  Also currently a member of the board of Jacobs Engineering (NYSE:JEC), and a member of the Colorado School of Mines Foundation Board of Governors.  Previously, he served as a director of Teck Resources (NYSE:TCK) and of Golden Star Resources (NYSEMKT:GSS), and he served as chairman of Gold Fields Limited (NYSE:GFI) and was chairman of the World Gold Council.

Leadership Experience — Extensive board and CEO experience with international mining organizations since 1985 and board experience serving as a director for over 25 public gold mining companies.

International Mining Experience — More than 40 years’ experience in international gold producing operations, gold mining investment and venture capital fields.

Finance Experience — The Board of Directors has determined that Mr. Thompson is an Audit Committee Financial Expert.  Extensive experience evaluating new mining projects; member of the Company’s Audit and Finance Committee; member of the audit committee for Jacobs Engineering; founder and CEO of Castle Group which managed three venture capital funds that employed various structures, including royalties, to finance development of new gold mines.

Business Development and Marketing — Extensive experience in corporate development for Gold Fields, Castle Group and numerous board positions.

*RONALD J. VANCE	Class II Director Nominee (Term expires 2016)

Independent Director since April 2013	Retired Mining Executive
CNG Committee Member

Mr. Vance, 64, retired as Senior Vice President, Corporate Development for Teck Resources Limited in early 2014, which position he held since 2006.  From 2000 to 2005, he was Managing Director/Senior Advisor of Rothschild Inc. and from 1991 to 2000 he was Managing Director of Rothschild (Denver) Inc.  Mr. Vance served as Vice President Project Development from 1989 to 1991 and Vice President Marketing from 1983 to 1989 for Newmont Mining Corporation.  From 1978 to 1983 he was Director, Copper Sales and Manager, Specialty Copper Sales for Amax Copper Inc.  Mr. Vance holds a Master of Business Administration degree from Columbia University and a Bachelor of Arts degree from Hobart College.

Qualifications and Experience

Board Service — Currently a member of the CNG Committee and a Director of Royal Gold.

Finance and International Business Experience — Expertise in managing the generation, negotiation and execution of complex, large-scale transactions.  Experience building strategic commercial relationships with a broad range of international companies and developing and executing corporate and structured financing arrangements.

Leadership Experience — Extensive experience as a senior executive of international mining companies and Managing Director of an investment banking team.

Industry and Mining Experience - More than 30 years of executive experience in the mining industry.

Business Development and Marketing — Extensive experience in corporate development, strategic planning, project development and marketing of precious metals.

Industry Association Participation - Past Director of the Gold Institute and World Gold Council; past member of Denver Gold Group and of various trade association committees.

SUMMARY OF DIRECTOR QUALIFICATIONS AND EXPERIENCE

DIRECTOR QUALIFICATIONS AND EXPERIENCE	Gordon J. Bogden	M. Craig Haase	William M. Hayes	Tony A. Jensen	C. Kevin McArthur	Jamie C. Sokalsky	Christopher M.T. Thompson	Ronald J. Vance
Audit Committee Financial Expert	•		•			•	•
Board Service on Public Companies	•	•	•	•	•	•	•	•
Business Development and Marketing	•		•	•	•	•	•	•
CEO/Administration and Operations Experience	•	•	•	•	•	•	•
Corporate Governance Experience	•	•	•	•	•	•	•	•
Finance Experience	•		•	•	•	•	•	•
Geology, Geophysics and Mining Engineering	•	•		•	•
Industry and Mining Experience	•	•	•	•	•	•	•	•
Industry Association Participation		•	•	•		•	•	•
International Business Experience	•	•	•	•	•	•	•	•

DIRECTOR QUALIFICATIONS AND EXPERIENCE	Gordon J. Bogden	M. Craig Haase	William M. Hayes	Tony A. Jensen	C. Kevin McArthur	Jamie C. Sokalsky	Christopher M.T. Thompson	Ronald J. Vance
Leadership Experience	•	•	•	•	•	•	•	•
Legal and Compliance Experience		•
Reputation in the Industry	•	•	•	•	•	•	•	•
Risk Management	•	•	•	•	•	•	•	•

BOARD OF DIRECTORS COMPOSITION AND PRACTICES

Meetings and Attendance

During the fiscal year ended June 30, 2016 (“fiscal year 2016”), the Board of Directors held four regular meetings, two of which included executive sessions of the independent Directors, four special meetings and took action six times by unanimous written consent.  Each Director attended, in person or by telephone, at least 75% of the aggregate number of meetings of the Board of Directors and of the Committee(s) of the Board of Directors (each, a “Committee”) on which he served.  It is the Company’s policy that each Director attends each Annual Meeting, and all Directors attended last year’s Annual Meeting.

Independence of Directors

The Board of Directors has determined that each Director, except for Mr. Jensen, who is the President and CEO of the Company, is “independent” under the listing standards of the NASDAQ Stock Exchange (“NASDAQ”).  The Board of Directors has determined that the Directors designated as “independent” have no relationship with the Company that would interfere with the exercise of their independent judgment in carrying out the responsibilities of a Director.

Board Structure

The Board of Directors does not have a prescribed policy on whether the roles of the Chairman and CEO should be separate or combined, but recognizes the value to the Company of having a non-executive Chairman.  Mr. Hayes has served as Chairman of the Board since May 2014, as Chairman of the Audit and Finance Committee since November 2013, and as a Director of the Company since 2008.  The Board of Directors has determined that Mr. Hayes is “independent” under the NASDAQ listing standards and that no relationship exists that would impair Mr. Hayes’s independence.

The Board believes its leadership structure is appropriate because it effectively allocates authority, responsibility and oversight between management and the independent Directors.

Board Orientation

The Company conducts a thorough Board orientation program to efficiently introduce new directors to the Company, its management, business model and corporate strategy, financial condition, corporate organization and constituent documents, and its governance policies and practices.

Board Composition and Qualification

Every Director of the Company has held significant leadership positions and has substantial experience in the international mining business, corporate governance and risk management, in addition to other qualifications and expertise responsive to the needs of the Company.

Board Self-Assessments

The Board and Committees conduct annual self-assessments to evaluate the qualifications, experience, skills and balance of the Board and each Committee, and to ensure that the Board and each Committee is working effectively.

Board Oversight of Risk Management

The Board of Directors has overall responsibility for risk oversight with a focus on the most significant risks facing the Company.  The Board of Directors relies upon the President and CEO to supervise day-to-day risk management.  The President reports directly to the Board and certain Board Committees on such matters, as appropriate.

The Board of Directors delegates certain oversight responsibilities to its Committees.  For example, while the primary responsibility for financial and other reporting, internal controls, compliance with laws and regulations, and ethics rests with the management of the Company, the Audit and Finance Committee provides risk oversight with respect to the Company’s financial statements, the Company’s compliance with certain legal and regulatory requirements and corporate policies and controls, and the independent auditor’s selection, retention, qualifications, objectivity and independence.  Similarly, the Compensation, Nominating and Governance Committee provides risk oversight with respect to the Company’s compensation program, governance structure and processes, the Company’s compliance with certain legal and regulatory requirements, and succession planning.

The Board also oversees a robust enterprise risk management program to identify, define, manage and, when necessary, mitigate risks confronting the Company.  The enterprise risk management program is administered, reviewed and updated by management on an ongoing basis, and reviewed by the Board of Directors quarterly.

Audit and Finance Committee (“AF Committee”)

The AF Committee is a standing committee of the Board of Directors, consisting of the following persons:

Director	Independent under the NASDAQ listing standards and Rule 10A- 3(b)(1) of the Securities Exchange Act of 1934, as amended	Has been determined to be an “audit committee financial expert” as defined in Item 407(d) of Regulation S-K	Satisfies the NASDAQ financial literacy and sophistication requirements
William M. Hayes, Chairman	Yes	Yes	Yes
Gordon J. Bogden	Yes	Yes	Yes
Jamie C. Sokalsky	Yes	Yes	Yes
Christopher M.T. Thompson	Yes	Yes	Yes

The AF Committee held six meetings during fiscal year 2016.  The Audit and Finance Committee Charter is available on the Company’s website at www.royalgold.com under “Governance — Committees.”

The AF Committee assists the Board of Directors in its oversight of the integrity of the Company’s financial statements and compliance with legal and regulatory requirements and corporate policies and controls.  The AF Committee has the direct responsibility to retain and terminate the Company’s independent registered public accountants, review reports of the independent registered public accountants, approve all auditing services and related fees and the terms of any agreements, and to pre-approve any non-audit services to be rendered by the Company’s independent registered public accountants.  The AF Committee monitors the effectiveness of the audit process and the Company’s financial reporting, reviews the adequacy of financial and operating controls and evaluates the effectiveness of the AF Committee.  The AF Committee is responsible for confirming the independence and objectivity of the independent registered public accountants.  The AF Committee is also responsible for preparation of the AF Committee report for inclusion in the Company’s Proxy Statement.

The AF Committee also reviews and provides oversight of the Company’s financial strategy, capital structure and liquidity position, including review and oversight of transactions involving public offerings of the Company’s equity and debt securities, transactions involving material debt obligations, dividend policies and practices, liquidity and cash flow position, tax strategy and tax compliance, and investment policies and strategy.  The AF Committee also reviews and provides oversight of transactions and expenditures specifically delegated to it by the Board of Directors and performs such other financial oversight responsibilities as the Board of Directors may request.

In addition, the AF Committee reviews and approves all related-party business transactions in which any of the Company’s officers, Directors or nominees for Director have an interest and that may be required to be reported in the Company’s periodic reports and reports to the full Board of Directors about whether it has approved such a transaction.  The standards applied by the AF Committee when reviewing and approving related-party transactions are found in the Audit and Finance Committee Charter, which provides, in pertinent part, that “the Audit and Finance Committee shall review and approve any related-party business transactions, preferably in advance, in which the corporation’s officers or Directors have an interest and that would be required to be reported by the corporation in its periodic reports pursuant to the rules and regulations of the SEC.”  Beyond this, when reviewing and approving transactions with related persons, the AF Committee will use applicable standards under Delaware law to approve or reject related-party transactions, including disinterested Director approval based on fairness to the Company and the best interests of the Company and its stockholders.

Compensation, Nominating and Governance Committee (“CNG Committee”)

The Board of Directors has a standing CNG Committee consisting of the following persons:

Director	Considered an “outside Director” as defined under Section 162(m) of the Internal Revenue Code	Considered a “non-employee” Director” as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended	Independent under applicable NASDAQ listing standards
M. Craig Haase, Chairman	Yes	Yes	Yes
C. Kevin McArthur	Yes	Yes	Yes
Ronald J. Vance	Yes	Yes	Yes

The CNG Committee held six meetings during fiscal year 2016 and took action by unanimous written consent twice.  The CNG Committee Charter is available on the Company’s web site at www.royalgold.com under “Governance — Committees.”

The CNG Committee oversees the Company’s compensation policies, plans and programs, reviews and determines the compensation to be paid to executive officers, and recommends compensation to be paid to the Company’s Directors. The full Board reviews and considers the CNG Committee’s director compensation recommendations prior to making final determinations. The CNG Committee also administers and implements the Company’s incentive compensation and equity-based plans.  The CNG Committee is responsible for overseeing preparation of the Compensation Discussion and Analysis and for preparing the report on executive compensation for public disclosure in the Company’s Proxy Statement.

The CNG Committee may form subcommittees and delegate to its subcommittees such power and authority as it deems necessary or advisable.  The CNG Committee has no current intention to delegate any of its authority with respect to determining executive officer compensation to any subcommittee.  The CNG Committee does not delegate its responsibilities with respect to executive compensation to any executive officer of the Company.

In addition to compensation matters, the CNG Committee also identifies or reviews individuals proposed to become members of the Board of Directors and recommends Director nominees.  In selecting Director nominees, the CNG Committee assesses the nominee’s independence and considers his or her experience and areas of expertise, including experience in the mining industry, diversity, perspective, broad business judgment and leadership, personal qualities and reputation in the business community, and ability and willingness to commit adequate time to Board and Committee matters, all in the context of the perceived needs of the Board of Directors at that time.  The Company does not have a stand-alone policy regarding the consideration of diversity in selecting Director nominees.  However, the CNG Committee considers a wide range of criteria in nominee selection including diversity, social, technical, political, management, legal, governance, finance and broader business experience as well as other areas of expertise.  These matters are considered through discussions at CNG Committee meetings.

The CNG Committee will consider Director candidates recommended by stockholders using the same criteria outlined above, provided such written recommendations are submitted to the Vice President, General Counsel and Secretary of the Company in accordance with the advance notice and other provisions of the Company’s Bylaws.

The CNG Committee also advises the Board of Directors regularly on various corporate governance matters and principles, including regulatory actions impacting the Company.  The CNG Committee reviews the content of and compliance with the Company’s Board of Directors Governance Guidelines annually.

Compensation Committee Interlocks and Insider Participation

No member of the CNG Committee is or has been an officer or employee of the Company.  No interlocking relationship existed between our Board of Directors or our CNG Committee and the Board of Directors or compensation committee of any other company during fiscal year 2016.

Succession Planning

One of the primary responsibilities of the Board and management is to ensure that the Company has qualified leadership possessing the appropriate knowledge, experience and skills to successfully execute its business and strategic plans.  Management is actively engaged in leadership development, including regular discussions concerning the development and retention of critical talent to promote future success, and the creation of opportunities for individual personal and professional development.  In addition, the Board regularly reviews and discusses succession plans for both the Board and senior executives, including the President and CEO, during Board Committee meetings and executive sessions of the full Board.  Directors become familiar with potential successors for senior executive positions through various means, including Board meeting presentations and less formal interactions throughout the course of the year.

The Board’s practice is to prepare for planned or unplanned changes in leadership in order to ensure the long-term continuity and stability of the Company.  Accordingly, the Board has well-considered options available to respond to an unexpected vacancy in the President and CEO position.

Communication with Directors

Any stockholder who desires to contact the Company’s Board of Directors may do so by writing to the Vice President, General Counsel and Secretary, Royal Gold, Inc., 1660 Wynkoop Street, Suite 1000, Denver, Colorado 80202.  Any such communication should state the number of shares beneficially owned by the stockholder making the communication.  The Vice President, General Counsel and Secretary will forward any such communication to the Chairman of the CNG Committee, and will forward such communication to other members of the Board of Directors as appropriate, provided that such communication addresses a legitimate business issue.  Any communication relating to accounting, auditing or fraud will be forwarded to the Chairman of the AF Committee.

Code of Business Conduct and Ethics

The Company has long had in place a Code of Business Conduct and Ethics (the “Code”) applicable to all of its Directors, officers and employees, including the President and CEO, the CFO and Treasurer, and other persons performing financial reporting functions.  The Code is reviewed on a yearly basis by the CNG Committee and Board, and is amended when appropriate.  The Code is available on the Company’s website at www.royalgold.com under “Governance — Guidelines & Policies.”  The Code is designed to deter wrongdoing and promote (a) honest and ethical conduct; (b) full, fair, accurate, timely and understandable disclosures; (c) compliance with laws, rules and regulations; (d) prompt internal reporting of Code violations; and (e) accountability for adherence to the Code.  The Company will post on its website any amendments to, or waivers from, any provision of the Code.

Board Governance Guidelines

The Board of Directors, upon recommendation from the CNG Committee, adopted the Board of Directors’ Governance Guidelines to assist the Board of Directors in the discharge of its duties and to serve the interests of the Company and its stockholders.  The Board of Directors Governance Guidelines are reviewed on a yearly basis.  The Board of Directors Governance Guidelines are available on the Company’s website at www.royalgold.com under “Governance — Guidelines & Policies.”

Anti-Hedging, Anti-Pledging and Short Sale Policies

The Company’s Insider Trading Policy prohibits Directors, executive officers and employees on the Company’s restricted trading list from trading in the Company’s common stock on a short term basis, purchasing the Company’s common stock on margin, short sales of Company stock, buying or selling put or call options or other derivative securities relating to Company stock, engaging in hedging or monetization transactions, such as collars, equity swaps, prepaid variable forwards and exchange funds with respect to the Company’s common stock, pledging Company stock as security for any obligation, participating in investment clubs that invest in the Company’s securities, holding the Company’s securities in a margin account, and, other than pursuant to a qualified trading plan, placing open orders (i) of longer than three business days or (ii) ending after a trading window has closed.

Trading Controls

Directors, executive officers and employees on the Company’s restricted trading list are required to receive the permission of the Company’s Vice President, General Counsel and Secretary prior to entering into any transactions in Company securities, including gifts, grants and transactions involving derivatives.  Generally, trading is permitted only during open trading periods.  Directors, executive officers and employees on the Company’s restricted trading list may enter into a trading plan under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended.  These trading plans may be entered into only during an open trading period and must be approved by the Company.

Certain Relationships and Related Transactions

The AF Committee’s charter requires it to approve or ratify certain transactions involving the Company and “related persons,” as defined under the relevant SEC rules.  Any transaction with a related person, other than transactions available to all employees generally or involving aggregate amounts of less than $120,000, must be approved or ratified by the AF Committee.  The policy applies to all executive officers, Directors and their family members and entities in which any of these individuals has a substantial ownership interest or control.  In determining whether to approve, ratify, or disapprove of entry into a transaction, the AF Committee will consider all relevant facts and circumstances and will take into account, among other factors, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances; whether the transaction would impair the independence of an independent Director; and whether the transaction would present an improper conflict of interest for any Director or executive officer of Royal Gold.

DIRECTOR COMPENSATION

Royal Gold’s compensation for non-employee Directors is designed to reflect current market trends and developments with respect to compensation of board members, and aligns with its philosophy toward executive compensation — with a higher proportion of compensation in equity than cash.

The CNG Committee is responsible for evaluating and recommending to the independent members of the Board of Directors the compensation paid to non-employee Directors.  The independent members of the Board of Directors consider the CNG Committee recommendation and make final determinations of non-employee Director compensation.

The Company does not have a retirement plan for non-employee Directors.  Executive officers who are also Directors are not paid additional compensation for their services on the Board of Directors. Therefore, Mr. Jensen, as President and CEO, does not receive any compensation for his services as a Director.

PEER GROUP BENCHMARKING

The CNG Committee retains an independent compensation consultant biennially to benchmark Director compensation against the Company-selected peer group, which is the same group of companies the CNG Committee uses to benchmark executive compensation (see page 27 for a list of these companies).  When considering Director compensation for fiscal year 2016, the CNG Committee reviewed and considered the results of a benchmark study conducted by Frederic W. Cook & Co., Inc. dated July 2014 (the “Cook Study”), previously used to determine fiscal year 2015 Director Compensation.  The Cook Study reviewed the Company’s fiscal year 2014 annual cash retainers, fees for attending Board and committee meetings, fees for Board and committee chairmanships, and the annualized present value of equity compensation for the Company-selected peer group (primarily based on reported calendar year 2013 compensation or calendar year 2014 compensation if disclosed).

COMPONENTS OF DIRECTOR 2016 COMPENSATION PROGRAM

The CNG Committee recommended, and the independent Directors approved, that no changes be made to total Director compensation or to the forms of compensation for fiscal year 2016.

Compensation Element	Fiscal Year 2016 Compensation Program
Annual Board Retainer	$60,000
Board and Committee Meeting Fees	$1,500 / Meeting Attended
Annual Board Chairman Retainer	$115,000
Annual Committee Chairman Retainer*	$15,000
Annual Equity Retainer	$183,190 in Restricted Stock**

* Includes chairmanship for each of the AF Committee and the CNG Committee.

** On August 20, 2015, each non-employee Director was granted 3,240 shares of restricted stock.  Half of these shares vested immediately upon grant and the remaining half of these shares vested on the first anniversary of the grant date.

2016 DIRECTOR COMPENSATION

The following table provides information regarding compensation earned by the Company’s non-employee Directors for their services in fiscal year 2016.  Amounts shown for each Director vary due to service on committees or as committee chairs.  The annual retainers for fiscal year 2016 were paid in cash on a quarterly basis.

Director	Paid in Cash(a)	Stock Awards(b)	Total
	($)	($)	($)
Gordon J. Bogden	$79,500	$183,190	$262,690
M. Craig Haase	$94,500	$183,190	$277,690
William M. Hayes	$211,000	$183,190	$394,190
C. Kevin McArthur	$81,000	$183,190	$264,190

Director	Paid in Cash(a)	Stock Awards(b)	Total
	($)	($)	($)
Jamie C. Sokalsky	$66,000	$183,190	$249,190
Christopher M.T. Thompson	$81,000	$183,190	$264,190
Ronald J. Vance	$81,000	$183,190	$264,190

(a) Amount of cash compensation earned for Board and Committee service in fiscal year 2016.

(b) The amounts shown represent the total grant date fair value, determined in accordance with Accounting Standards Codification (“ASC”) 718, of restricted stock awards in fiscal year 2016. Amounts shown do not represent cash payments made to the individuals, amounts realized or amounts that may be realized. Refer to Note 8 to the Company’s consolidated financial statements contained in the Company’s 2016 Annual Report on Form 10-K filed with the SEC on August 8, 2016, for a discussion on the valuation of the restricted stock awards. In accordance with ASC 718, the grant date fair value for each restricted stock award in fiscal year 2016 was $56.54, which was the closing price of Royal Gold’s common stock on the NASDAQ Global Select Market on August 20, 2015, the date of grant. Restricted stock awards related to continued service for non-employee Directors vest 50% immediately upon grant and 50% on the first anniversary of the date of the grant.  As of June 30, 2016, each of Messrs. Bogden, Haase, Hayes, McArthur, Sokalsky, Thompson and Vance held 1,620 shares of unvested restricted stock.

Cash Compensation

For fiscal year 2016, each non-employee Director of the Company received an annual retainer of $60,000 for service as a Director and an additional $1,500 for each Board of Directors meeting attended, either in person or via telephone. The Chairman of the AF Committee and the Chairman of the CNG Committee each received an annual fee of $15,000 for their service as chairman of their respective committees. Each member of the AF Committee and the CNG Committee received $1,500 for each meeting attended, either in person or via telephone.  The Chairman of the Board received an annual fee of $115,000 for his service as Chairman of the Board of Directors.

Equity Compensation

On August 20, 2015, each non-employee Director was granted 3,240 shares of restricted stock. Half of the shares of restricted stock vested immediately upon grant and the remaining half of the shares of restricted stock vested on the first anniversary of the grant date.  No stock option awards were granted to non-employee Directors during fiscal 2016.

Expenses

Non-employee Directors are reimbursed for all of their out-of-pocket expenses incurred in connection with the business and affairs of the Company.

FISCAL YEAR 2016 DIRECTOR COMPENSATION COMPARED TO PEER GROUP

Non-Executive 2016 Director Compensation	Actual Average	Median of 2014 Cook Study Peer Group	Percentage of Actual Compensation Compared to the Cook Study Median*
Cash Compensation	$99,143	$111,000	89%
Equity Compensation	$183,190	$125,000	147%
Combined Cash + Equity	$282,332	$236,000	120%

*The Cook Study was based primarily on calendar year 2013 compensation or calendar year 2014 compensation if disclosed.

DIRECTOR STOCK OWNERSHIP GUIDELINES

All non-employee Directors are expected to have a significant long-term financial interest in the Company. To encourage alignment with the interests of stockholders, each non-employee Director is expected to own shares of Royal Gold common stock equal in value to ten (10) times the annual cash retainer. Non-employee Directors have five years from the date of their respective first restricted stock grant to meet ownership targets. All of the Directors exceed their ownership guidelines except Mr. Sokalsky who joined the Board in August 2015.

Role	Guideline Value of Common Stock to be Owned
Directors	10x Annual Retainer

All non-employee Directors are required to hold 50% of the shares of common stock acquired pursuant to any equity grant, net of any shares sold to cover withholding taxes, until they meet their ownership target.

Proposal #2: RATIFICATION OF APPOINTMENT OF THE INDEPENDENT AUDITORS FOR 2017

The AF Committee and the Board of Directors seek stockholder ratification of the appointment of Ernst & Young LLP, an independent registered public accounting firm, to audit the consolidated financial statements of the Company for the fiscal year ending June 30, 2017.

The ratification of the appointment of Ernst & Young LLP is being submitted to the stockholders because the AF Committee and the Board of Directors believe this to be a good corporate practice. Should the stockholders fail to ratify this appointment, the AF Committee will review the matter.

Representatives of Ernst & Young LLP are expected to attend the Annual Meeting.  They will have an opportunity to make a statement, if they so desire, and will have an opportunity to respond to appropriate questions from the stockholders.

Fees for services rendered by Ernst & Young LLP for the fiscal years ended June 30, 2016 and 2015 are as follows:

•            Audit Fees.  Audit fees paid to Ernst & Young LLP were $692,512 and $525,058 for the fiscal years ended June 30, 2016 and 2015, respectively.  Included in this category are fees associated with the audits of the Company and certain foreign subsidiaries’ annual financial statements and review of the Company’s quarterly financial statements.  Audit fees also include fees associated with the audit of management’s assessment and operating effectiveness of the Sarbanes Oxley Act, Section 404, internal control reporting requirements.

•            Audit-Related Fees.  There were no audit-related fees paid to Ernst & Young LLP for the fiscal years ended June 30, 2016 and 2015.

•            Tax Fees.  Tax fees paid to Ernst & Young LLP for tax-related services were $250,204 and $349,023 for the fiscal years ended June 30, 2016 and 2015, respectively.  Included in this category are fees associated with tax compliance, tax return preparation and certain tax consulting services provided to the Company.  Of the total tax fees paid during fiscal year 2016, $166,618 was paid for tax compliance and tax return preparation services, and $83,586 was paid for tax consulting services primarily for the Company’s subsidiaries.  All tax fees during fiscal year 2015 were for tax compliance, tax return preparation and certain tax consulting services provided to the Company.

All Other Fees.  Other fees paid to Ernst & Young LLP for the fiscal years ended June 30, 2016 and 2015 were $21,528 and $29,768, respectively.  Included in this category are fees associated with the ongoing servicing of the Company’s global mobility policies.

Pre-Approval Policies and Procedures

The AF Committee adopted a policy that requires advance approval for all audit, audit-related, tax services, and other services performed by the independent registered public accounting firm. The policy provides for pre-approval by the AF Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit and Finance Committee must approve the permitted service before the independent auditor is engaged to perform such service.  The AF Committee delegated to the Chairman of the AF Committee authority to approve certain permitted services, provided that the Chairman reports any such decisions to the AF Committee at its next scheduled meeting. The AF Committee pre-approved all of the services described above for the Company’s 2016 fiscal year.

VOTE REQUIRED FOR APPROVAL

The affirmative vote of a majority of the votes cast at a meeting at which a quorum is present is required to ratify the appointment of Ernst & Young LLP.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS

INDEPENDENT REGISTERED PUBLIC ACCOUNTS OF THE COMPANY

AUDIT AND FINANCE COMMITTEE REPORT

The Audit and Finance Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended June 30, 2016, and the Company’s reporting processes, including internal control over financial reporting, with the Company’s management.  The Audit and Finance Committee has discussed with Ernst & Young LLP, the Company’s independent registered public accountants for fiscal year 2016, the matters required to be discussed by the applicable Public Company Accounting Oversight Board standards.  The Audit and Finance Committee has also received the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding its communications with the Company’s Audit and Finance Committee concerning independence and the Audit and Finance Committee has discussed the independence of Ernst & Young LLP with the Company.

Based on the review and discussions with the Company’s auditors and our management, the Audit and Finance Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2016, for filing with the United States Securities and Exchange Commission.

This Report has been submitted by the following independent Directors, who comprise the Audit and Finance Committee of the Board of Directors:

William Hayes, Chairman   •   Gordon J. Bogden   •   Jamie C. Sokalsky   •   Christopher M.T. Thompson

Proposal #3: ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

As required by Section 14A of the Securities Exchange Act of 1934, as amended, we seek stockholder approval of an advisory resolution on the compensation of our NEOs as described in the Compensation Discussion and Analysis, the compensation tables and related narrative discussion included in this Proxy Statement.  This proposal, commonly known as a “Say on Pay” proposal, gives stockholders the opportunity to approve, reject or abstain from voting with respect to our fiscal year 2016 executive compensation programs and policies and the compensation paid to the NEOs.  This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs as described in this Proxy Statement.

The Board recommends a “FOR” vote because it believes that our compensation policies and practices are effective in achieving the Company’s goals of paying a competitive salary, providing attractive annual and long-term incentives to reward growth and linking management interests with stockholder interests.

Key characteristics of our fiscal year 2016 executive officer compensation program are described beginning on page 30.

Stockholders are asked to approve the following advisory resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.

Although the vote on this proposal is advisory only, the CNG Committee will review and consider the voting results when evaluating our executive compensation program.

VOTE REQUIRED FOR APPROVAL

The affirmative vote of a majority of the votes cast at a meeting at which a quorum is present is required to approve this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

APPROVAL OF THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION.

COMPENSATION, NOMINATING AND GOVERNANCE COMMITTEE REPORT

The Compensation, Nominating and Governance Committee of the Board of Directors has reviewed and discussed with management the following Compensation Discussion and Analysis.  Based on this review and discussion, the Compensation, Nominating and Governance Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s annual report on Form 10-K for fiscal year 2016, and the Board of Directors has approved that recommendation.

This report is provided by the following independent Directors, who comprise the Compensation, Nominating and Governance Committee:

M. Craig Haase, Chairman    •    C. Kevin McArthur    •    Ronald J. Vance

Glossary of Terms and Abbreviations

AFCFPS

Adjusted free cash flow per share, a non-GAAP financial measure, defined as operating income plus production taxes, exploration expenses, depreciation, depletion and amortization, non-cash charges and any impairment of mining assets, less non-controlling interests in operating income of consolidated subsidiaries

GDX	The Van Eck Market Vectors Gold Miners ETF

GDX Constituents	The companies comprising the GDX

GEOs	Gold equivalent ounces; a measure of aggregate metal production by the Company’s stream and royalty operators. GEOs are caculated as revenue divided by the average gold price for the applicable period

GEO Shares	Performance shares which may vest based upon growth in Net GEOs

Long-term incentive	Equity awarded to the Company’s NEOs annually to promote retention and align NEO performance with stockholders’ economic interests

LTIP	The 2004 or 2015 Omnibus Long-Term Incentive Plan, as the context requires

NEOs	Named Executive Officers; the Company’s executive officers identified in this Proxy Statement

Net GEOs

Net gold equivalent ounces; calculated as the Company’s reported revenue less reported costs of sales, divided by the average gold price for the applicable period. See page 31 for the calculation of Net GEOs for purposes of determining short-term incentive awards

Net Revenue	Calculated as the Company’s reported revenue less reported cost of sales. See page 31 for the calculation of Net Revenue for purposes of determining short- and long-term incentive awards

Performance Shares	Shares of the Company’s common stock which may be awarded based upon the achievement of defined performance or market conditions, as described below

Short-term incentive	Cash payments awarded to the Company’s NEOs after fiscal year end based upon the level of achievement of Company and individual performance measures

SARSEP	The Company’s Salary Reduction/Simplified Employee Pension Plan, an employee retirement savings plan

SARs	Stock-settled stock appreciation rights; a form of long-term incentive

Total direct compensation	The sum of base salary, short-term cash incentives and the value of long-term equity incentives

TSR	Total Shareholder Return

TSR Shares	Performance shares which may vest based upon the Company’s three-year and one-year TSR relative to the TSRs of the GDX Constituents

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

WE TRANSFORMED EXECUTIVE COMPENSATION FOR FISCAL YEAR 2016

We are committed to creating long-term value for our stockholders.  To ensure alignment with their best interests, we engage with our major stockholders throughout the year on a variety of topics, including our financial performance, growth strategy, corporate governance practices and, importantly, our executive compensation program.  Although we have always received more than majority support for our executive compensation programs, stockholder support since 2013 in the low- to mid-70% range has been disappointing.

During fiscal year 2015, the CNG Committee launched intensive efforts to transform our executive compensation program.  First, the CNG Committee worked extensively with its independent compensation consultant, Hugessen Consulting Inc. (“Hugessen”), to address concerns expressed earlier by some of our stockholders and proxy advisors.  Second, in early fiscal year 2016, members of our management team solicited feedback from investors representing approximately 50% of our outstanding shares concerning both our historic executive compensation program and the material program changes then under consideration.  Generally, stockholders confirmed appreciation for increasingly transparent executive compensation disclosure, support for our compensation benchmarking practices, including peer selection process and comparison metrics, and support for the program enhancements under consideration.  Finally, in August 2015, the CNG Committee introduced significant changes to our executive compensation program on a go-forward basis.  The changes are summarized in the following table and described in detail in this Compensation Discussion and Analysis.

Stockholder and Advisor Concerns	What We Did in Response	CD&A Reference
Simplify the program and enhance transparency of our annual short-term incentive calculations	Developed a formulaic short-term incentive scorecard with pre-determined performance metrics and targets	Page 31
Reduce multiple vesting opportunities and increase measuring period for the performance shares	Introduced five-year, three-year and one-year vesting periods for performance shares, and cliff vesting for one-half of performance shares awarded	Page 34
Adopt relative TSR as a performance measure; consider multiple performance measures	Adopted relative TSR and growth in net revenue (expressed in terms of growth in production volume) as two new performance measures for performance shares	Page 34
Link performance measures to specific strategic objectives that our stockholders value: a balance of growth and financial discipline

Added production targets to short-term incentive scorecard and performance share measures. Incorporated operating cash flow multiple as a short-term incentive measure, which measures our relative market performance against that of our peers and directly reflects production performance, financial discipline and portfolio quality

Continue benchmarking against peers in the precious metals industry with similar market capitalization	Maintained current Royal Gold-selected peer group, which reflects companies of similar market capitalization in the precious metals industry	Page 27

WE DELIVERED STRONG FINANCIAL RESULTS DESPITE A WEAK GOLD PRICE

Royal Gold overcame significant headwinds during fiscal year 2016 to end the year with a total shareholder return of over 19%.  The gold price ended its multi-year slide to $1,049 per ounce, a six year low, in December 2015.  Our share price fell to a nine-year low of $25.33 in January 2016.  Since then, gold prices strengthened with renewed market appreciation for the safe haven characteristics of gold in the midst of global economic uncertainty.  Most importantly, we realized immediate returns on the $1.4 billion of new stream and royalty acquisitions that we closed and funded in the first quarter of fiscal 2016.  For example, our new streams at Wassa and Prestea, Andacollo and Pueblo Viejo now rank among our top five revenue generators.  These new investments, combined with the gold price recovery and the elimination of uncertainty over our investment in the Mount Milligan Mine, boosted our share price to $72.02 at fiscal 2016 year end.

We delivered strong performance despite a 5% lower average gold price versus the prior year:

•                  We reported record revenue of $360 million, up 29% over fiscal year 2015;

•                  We returned a record $59 million to stockholders in the form of dividends, representing an increase of 5% over the prior year.  It was our 15th consecutive year of increasing dividends;

•                  We closed five acquisitions which accounted for 31% of fiscal year 2016 revenue:

•                  Gold and silver stream interests on production from Barrick Gold Corporation’s 60% interest in the Pueblo Viejo mine in the Dominican Republic;

•                  A gold stream interest on the Carmen de Andacollo copper mine owned by Teck Resources Limited in Chile, after terminating our royalty interest in production from Carmen de Andacollo;

•                  A gold stream interest on the Wassa and Prestea mines owned by Golden Star Resources Ltd. in Ghana;

•                  Gold and silver stream interests on production from New Gold, Inc.’s Rainy River Project in Ontario, Canada;

•                  An additional royalty interest at Barrick’s Pascua-Lama project located on the border of Chile and Argentina; and

•                  We were actively engaged in ensuring a “win-win” resolution of the financial difficulties facing the operator of the Mount Milligan property.

WE WILL CONTINUE ENGAGING WITH STOCKHOLDERS

We engage with our major stockholders throughout the year on a variety of topics.  Our engagement in fiscal year 2015 and early fiscal 2016 provided critical input to the CNG Committee when considering transformative changes to our executive compensation program.

Pursuant to Section 14A of the Exchange Act of 1934, we will continue soliciting stockholder feedback about our executive compensation plan by continuing to hold advisory Say on Pay votes annually, and by continuing our dialogue with investors about our executive compensation program.  The CNG Committee will continue considering the results of these engagements when evaluating our compensation philosophy, policies and practices, and when making future compensation decisions for our NEOs.

WE EMPLOY MANY COMPENSATION BEST PRACTICES

During engagement, our largest stockholders concurred that many components of our existing executive compensation plan align well with governance best practices.  The following are representative practices we do and do not employ:

WHAT WE DO

•                  Pay for Performance:  Over 80% of our CEO’s and over 70% of our other NEOs’ total direct compensation for fiscal 2016 was performance-based and not guaranteed

•                  Utilize multiple performance measures for both short- and long-term incentive programs

•                  The Board of Directors sets challenging short- and long-term goals focused on growth and generating long-term returns for stockholders

•                  Establish target and maximum awards in our short- and long-term incentive programs

•                  Utilize a formulaic scorecard for short-term incentives

•                  Use a peer group of gold-focused companies of comparable market capitalization and correlation to gold prices to benchmark performance and compensation levels

•                  Target NEO total direct compensation at median of our peer group

•                  Require the Company’s NEOs to meet robust stock ownership guidelines to assure that their interests are aligned with those of our stockholders

•                  We apply a “double trigger” to vesting equity awards made under the 2015 LTIP in the event of a change-in-control.  This means that vesting of these awards is accelerated upon a change-in-control only if the executive is also terminated under certain circumstances or if outstanding awards are not assumed by the acquirer following a change-in-control

•                  Engage with stockholders to solicit feedback on our compensation and governance programs and any other areas of concern

•                  Continually monitor our compensation program to assess and mitigate any compensation-related risks

•                  Maintain the strict independence of the CNG Committee members and ensure that the independent compensation consultant reports directly to the CNG Committee rather than management

WHAT WE DO NOT DO

•                  We do not guarantee salary increases or annual short-term incentive payments for our NEOs

•                  We do not provide perquisites or other special benefits to the executive officers

•                  The Company’s 2015 LTIP expressly prohibits the re-pricing of stock options

•                  The employment agreements between the Company and the NEOs do not provide for excise tax gross-ups of any kind, including for change-in-control payments.

•                  We prohibit our officers and Directors from hedging or pledging Royal Gold stock

•                  The Company does not maintain a defined pension benefit plan or any special executive retirement plans.  Our executives may participate in a Salary Reduction/Simplified Employee Pension Plan on the same terms as other eligible employees.

ANNUAL COMPENSATION PROCESS

The CNG Committee is composed of three directors, each of whom has been determined by the Board of Directors to be independent pursuant to relevant securities and tax laws and the NASDAQ Global Select Market listing rules.  The CNG Committee establishes compensation objectives and reviews them annually with the Board of Directors.  The CNG Committee also retains an independent executive compensation consultant to provide expertise on compensation design and market practices, to benchmark the NEO’s compensation relative to the Company’s peers, and to provide support, advice and recommendations.

The CNG Committee considers, but is not bound by, external recommendations and management input when making short-term and long-term incentive award determinations.  The CNG Committee conducts an annual review of the CEO’s performance, and all determinations relating to the compensation of the NEOs, including our CEO, are made by the CNG Committee independent from and without the presence of the CEO or members of management.

CNG Committee:

•                  Review and set compensation philosophy, objectives and design; review with Board of Directors

•                  Review stockholder feedback

•                  Review advice and recommendations from consultant and CEO

•                  Ensure alignment with strategic goals and stockholder values through establishment of performance measures and goals consistent with creating long-term value for stockholders

•                  Determine whether performance measures were or were not met; then determine compensation for NEOs

•                  Oversee administration of policies governing executive compensation

Hugessen:

•                  Perform work at direction and under supervision of the CNG committee

•                  Review peer group

•                  Benchmark NEO and director compensation levels in alternating years

•                  Provide in-depth review of and recommendations for compensation framework and design

Management:

•                  Solicit feedback from major stockholders concerning executive compensation plan

•                  Provide input to CNG Committee on strategy and program design

•                  Develop initial recommendations for short- and long-term incentives based on achievement of performance measures

The CNG Committee commissions external reviews of executive and director compensation in alternating years, to balance consulting costs with the need to achieve consistency with market compensation practices.  During fiscal year 2015, the CNG Committee retained Hugessen to provide independent advice on executive compensation and related governance matters.  Hugessen produced two reports that the CNG Committee reviewed and considered while developing the Company’s new executive compensation program and when setting executive compensation for fiscal years 2016 and 2017:

•                  The Executive Compensation Review-Incentive Plan Design was an in-depth review of the short- and long-term incentive programs in effect during fiscal year 2015.  It concluded with recommendations, among other things, to:

•                  Target total direct compensation at the median of the Company’s executive compensation peer group, with opportunities to exceed target short-term incentive and performance share awards by up to two times in the event of superior performance;

•                  Adopt an annual short-term incentive scorecard utilizing pre-determined financial and operational metrics, as well as individual performance goals;

•                  Establish a new performance share framework utilizing multiple clear and transparent targets; and

•                  The Royal Gold Benchmarking Report evaluated the compensation of our executives relative to our executive compensation peer group.

The CNG Committee carefully considers the results of its work with the independent compensation consultant, trends in executive compensation design, feedback from stockholders and proxy advisors, input from management and the Company’s overall compensation philosophy and goals, and then determines the final executive compensation plan design for the forthcoming fiscal year.  For fiscal year 2016, this effort led to transformative changes to executive compensation design.

In August each year, the CNG Committee reviews the Company’s performance against the measures relevant to determinations of short- and long-term incentives, receives recommendations from management, and considers the Company’s goal to maintain total direct compensation at or near the median of the Company’s compensation benchmarking peers.  Based on this review, the CNG Committee makes adjustments to base salary and determines short- and long-term incentive awards.  Members of Royal Gold’s management do not have authority to make off-cycle or ad-hoc equity grants. In the event of a new hire grant, approval is obtained prior to any grant being made either at a regularly scheduled CNG Committee meeting or by unanimous written consent of the CNG Committee.

The CNG Committee utilizes the independence factors prescribed by the SEC and NASDAQ to assess the independence of its compensation consultants on an annual basis.  The CNG Committee has determined that, at all relevant times, no conflict of interest exists regarding Hugessen’s work.

The CNG Committee’s compensation consultant provides no services to management.  Instead, the CNG Committee determines the nature and scope of the desired consulting services and enters into a consulting agreement directly with the independent consultant.  The CNG Committee chairman approves all statements for services performed.

COMPENSATION PHILOSOPHY

The CNG Committee sets and administers executive compensation philosophy, objectives and design.  The fundamental philosophy supports the Company’s ability to recruit, retain and reward high-performing executive officers who will:

•                  Drive Company growth and profitability;

•                  Increase long-term value for our stockholders;

•                  Manage the Company in a responsible manner; and

•                  Maintain the Company’s reputation for management excellence.

When designing executive compensation, the CNG Committee seeks to achieve the following objectives:

•                  Attract and retain the highest caliber personnel on a long-term basis;

•                  Align management’s interests with the creation of long-term, sustainable stockholder value;

•                  Provide incentive compensation on the basis of the Company’s performance on key financial, operational and strategic goals;

•                  Encourage creativity and innovation; and

•                  Discourage excessive risk-taking.

More than ever, our executives’ compensation is tied directly to the Company’s performance on the same key metrics that our Board of Directors utilizes to chart our corporate strategy and evaluate our success in achieving that strategy.

COMPARATOR GROUPS AND BENCHMARKING

We Use Independent Compensation Consultants for Benchmarking and Analysis

During fiscal year 2015, the CNG Committee retained Hugessen to provide independent advice on executive compensation, including:

•                  An in-depth review of executive compensation framework and design, resulting in recommendations for a target compensation framework and a transformative re-design of our short- and long-term incentive plans;

•                  Review of the Company’s executive compensation peer group; and

•                  Review of NEO compensation levels and preparation of an NEO compensation benchmarking study.

We Select Benchmarking Peers that Match Our Industry, Business Model, Market Cap and Correlation to Gold Price

The executive compensation benchmark peer group has remained relatively unchanged since it was established in fiscal year 2013.  Since then, two companies (Eldorado Gold and Agnico Eagle) were added to better position the Company in the middle of the group in terms of market capitalization, and one company (Osisko Mining) was removed from the group after it was acquired by third parties.

The CNG Committee reviews and selects executive compensation peers annually based primarily on similar industry profile and size as measured by market capitalization.  Accordingly, our compensation peer group includes both of our direct streaming and royalty competitors of comparable size, while the remainder of the group includes comparably-sized gold and silver mining companies.  Our group consists of the 11 publicly traded companies listed in Table 1 below.

Many of our largest investors have told us repeatedly in recent years that they consider our gold-focused peer group to be the most relevant and appropriate for compensation and performance benchmarking purposes.  We note that the peer group selected last year by Glass-Lewis included all of our peer selections, plus four additional gold miners.  By contrast, the peer group most recently selected by Institutional Shareholder Services (“ISS”) included neither of our principal streaming and royalty competitors and only two precious metals producers.  The ISS-selected group contained companies in the agricultural products, industrial and specialty chemicals, metal powders, coatings, forest products, paper and other industries—companies and industries that trade on market fundamentals that are different and off-cycle from those driving the precious metals mining and streaming and royalty businesses.  We understand that ISS must observe its internal policies that prohibit their selection of Canadian companies (which account for nine of our eleven self-selected peers, and thirteen of fifteen Glass-Lewis-selected peers), and requiring that Royal Gold be compared to companies having similar revenue instead of similar market capitalization.  However, according to S&P CapitalIQ:

•            There are only four publicly traded precious metals companies (including Royal Gold) domiciled in the United States having a market capitalization greater than $1 billion, compared to 28 such companies in Canada; and

•            As of June 30, 2016, the peers selected most recently by ISS averaged only one-eighth the market capitalization of Royal Gold.

We believe that a fair compensation peer group, in terms of both industry profile and size, cannot be selected for Royal Gold without including Canadian entities.

Table 1 presents a detailed comparison of our selected peer group:

Table 1 — Comparisons to Selected Peer Group

	Primary	As of June 30, 2016 (In USD Millions)		Correlation to Gold Price, July 1, 2015 to
Company	Industry	Market Capitalization	Last 12 Months’ EBITDA	June 30, 2016
Agnico Eagle Mines Limited	Gold	$11,796	$799	0.88
Alamos Gold Inc.	Gold	$2,255	$96	0.90
Centerra Gold Inc.	Gold	$1,436	$188	0.04
Coeur Mining, Inc.	Silver	$1,731	$157	0.84
Eldorado Gold Corporation	Gold	$3,202	$263	0.60
Franco-Nevada Corporation	Gold	$13,454	$390	0.90
Hecla Mining Company	Silver	$1,958	$160	0.85
IAMGOLD Corporation	Gold	$1,673	$152	0.88
New Gold Inc.	Gold	$2,221	$282	0.92
Pan American Silver Corp.	Silver	$2,492	$121	0.89
Silver Wheaton Corp.	Silver	$10,309	$495	0.89

75th Percentile		$6,755	$336	0.89
Median		$2,255	$188	0.88
25th Percentile		$1,845	$154	0.84
Average		$4,775	$282	0.78
Royal Gold, Inc.	Gold	$4,703	$245	0.72
Percentile Rank		P72	P58	P15

Data source: S&P CapitalIQ.

We Compare Our Executive Officer Compensation Against our Benchmarking Peers

According to Hugessen’s Benchmarking Report, our executives’ base salaries for fiscal year 2015 averaged below market, while short- and long-term incentives and total direct compensation averaged above market.  For fiscal year 2016, the CNG Committee took account of Hugessen’s Benchmarking Report and the concerns expressed by our stockholders while it evaluated the recommendations made in Hugessen’s Incentive Plan Design.  The result was the CNG Committee’s adoption of a new program in which total direct compensation is targeted at the median of our executive compensation peer group.

COMPENSATION DESIGN AND MIX

The Company’s executive compensation program includes base salary, a short-term cash incentive and long-term equity incentives. The majority of target compensation is offered in variable pay, with an emphasis on long-term equity, to best align our executives’ interests with our stockholder interests:

•                  Over 70% of total direct compensation, composed of base salary, short-term cash incentive and long-term equity incentives, was performance-based and not guaranteed for fiscal year 2016;

•                  Short-term incentives are tied directly to the Company’s financial, operational and strategic objectives, and individual performance goals; and

•                  Performance shares are tied directly to growth in annual production volume and relative TSR, each of which is aligned with stockholder interests.  Performance shares may vest over one, three or five year periods.

Table 2 — Elements of Fiscal Year 2016 Executive Compensation

	Salary	Short-term Incentive	Options and Stock-Settled Stock Appreciation Rights	Restricted Shares	Performance Shares (GEO)	Performance Shares (TSR)
Who receives	All NEOs
When granted	Reviewed every year	Annually for the prior fiscal year	Annually for the next fiscal year
Form of delivery	Cash		Equity
Fiscal year 2016 performance measures	Overall performance & achievements	Financial, operational, strategic & individual measures	Stock price appreciation & continued employment		Growth in annual Net GEO production	TSR percent rank com-pared to GDX Constituents
Measuring period	Ongoing	1 year	1-3 years	3 -5 years	5 years	1 & 3 years
How payout determined	CNG Committee determined based on benchmarking & individual performance assessment	CNG Committee verification of degree to which performance measures were met or exceeded	Time-based	CNG Committee verification that Net Revenue Target met or exceeded	CNG Committee verification of degree to which performance measures were met or exceeded

Our executive compensation continues to be significantly “at risk.”  Over 80% of our CEO’s total direct compensation, and over 70% of our other NEOs’ total direct compensation for fiscal year 2016 was performance-based, and not guaranteed.

2016 CEO Compensation	2016 Other NEO Compensation

2016 COMPENSATION OVERVIEW

WE TARGET TOTAL DIRECT COMPENSATION AT THE PEER GROUP MEDIAN

Prior to fiscal year 2016, the CNG Committee targeted base salary and short-term incentives near the market median, but provided opportunity to exceed median total direct compensation in cases of superior performance through the use of above-market long-term equity incentive awards.  Based on our engagement with investors and proxy advisors in recent years, and the CNG Committee’s work with Hugessen during fiscal year 2015, the CNG Committee determined to target total direct compensation at the median of our executive compensation peers beginning with fiscal year 2016.  Each individual element of executive compensation (base salary, short-term cash incentive, options/SARs, restricted stock and performance shares) continues from the old program to the new.  Any individual element may be somewhat above or below median; but the sum of all elements is targeted to the median of our compensation peers.

WE ESTABLISHED SHORT-TERM INCENTIVE AND PERFORMANCE SHARE PAYOUT RANGES FROM ZERO TO 200% OF TARGET

Fifty percent of our NEOs’ short-term incentive eligibility depends on the Company’s performance against two metrics:  the operating cash flow multiple relative to those of the GDX Constituents, before working capital changes, and Net GEO production relative to the Company’s fiscal year 2016 budget forecast.  The operating cash flow multiple measures our relative market performance against that of our peers and directly reflects production performance, financial discipline and portfolio quality.  Net GEO production relative to budget represents the production success of our existing asset portfolio and new contributions from completed acquisitions.  Net GEO production for purposes of determining short-term incentives is the result of our operators’ aggregate mineral production subject to our stream and royalty interests, net of Voisey’s Bay production, multiplied by metal prices used in our fiscal year 2016 budget, less reported cost of sales, divided by the gold price used in our fiscal year 2016 budget.  The CNG Committee established threshold, target and maximum payouts ranging from zero payout if neither threshold measure is achieved, to 100% payout of target if each target measure is achieved, to 200% payout of target if both maximum measures are achieved or exceeded.  The CNG Committee defined target as the mid-point of each NEO’s short-term incentive range (75% to 125% of base salary for the CEO, and 60% to 90% of base salary for all other NEOs).

Similarly, vesting of performance share awards depends on the Company’s performance against two metrics:  annual growth in Net GEO production subject to our stream and royalty interests, and TSR relative to the GDX Constituents.  Annual growth in Net GEO production measures our success in growing our business, which is a key strategic objective of the Company.  Net GEO production for purposes of determining performance share awards is calculated in the same manner as for short-term incentive awards.  Relative TSR measures the value created for our stockholders.  The CNG Committee established threshold, target and maximum payouts for the GEO Share and the TSR Share performance measures, which also range from zero payout if neither threshold performance measure is achieved, to 200% payout if each maximum performance measure is achieved or exceeded.

The CNG Committee believes that

•                  Threshold level performance goals should be set to the minimum acceptable performance level, below which performance is not worthy of variable compensation;

•                  Target level performance goals should be consistent with the annual budget and the Company’s strategic plan, but should be challenging to achieve; and

•                  Maximum level performance should be set to require a significant stretch to achieve; they are exemplary performance levels that exceed budget or strategic plans and are worthy of payout up to a maximum 200% of target.

WE ESTABLISHED A HIGHER HURDLE FOR FISCAL YEAR 2016 INCENTIVE AWARDS

The CNG Committee required the Company to realize the Net Revenue Target for fiscal year 2016 in order for the Company’s executive officers to receive a short-term incentive award for fiscal year 2016, and in order to be eligible to vest restricted stock and certain performance shares awarded in August 2015.  For this purpose, “Net Revenue” means our reported revenue less reported cost of sales and less any revenue recognized from our Voisey’s Bay royalty.  The CNG Committee set the $200 million Net Revenue Target for fiscal year 2016 higher than the $175 million Adjusted EBITDA hurdle established for the prior fiscal year, even though gold prices prevailing at the time of the fiscal year 2016 awards were lower than the gold prices prevailing when the prior year awards were made.

The Committee determined to exclude revenue recognized from our Voisey’s Bay royalty (historically a significant revenue contributor) from “Net Revenue” because the operator of the Voisey’s Bay mine told us it intended to unilaterally change the royalty calculation methodology in a manner we believed would substantially reduce or eliminate royalty revenue from the mine—a methodology the operator has since implemented and which the Company is aggressively disputing in litigation.

The Net Revenue Target was surpassed in fiscal year 2016, with record Net Revenue of $277.8 million, excluding revenue of $11.0 million recognized from the Voisey’s Bay royalty.  As a result, the Company’s executive officers were eligible to receive short-term incentive awards for fiscal year 2016, and to become eligible to vest the restricted stock and certain performance share awards made in August 2015.

ELEMENTS OF TOTAL DIRECT COMPENSATION

BASE SALARY

Base salary is the fixed cash amount paid to our executive officers each fiscal year.  Employment agreements for Ms. Anderson and Messrs. Jensen, Wenger, Heissenbuttel and Kirchhoff provide a minimum salary level.  Base salaries are benchmarked in alternating years by the CNG Committee’s independent compensation consultant, and are reviewed and approved by the CNG Committee annually to maintain salaries at or near the median of our compensation peers.  In years when independent benchmarking is not performed, the CNG Committee ages the most recent benchmarking results using a U.S. Department of Labor cost-of-living index for the geographic region that includes the Company’s Denver, Colorado headquarter office.

Following consideration of Hugessen’s Benchmarking Report, the CNG Committee adjusted prior year base salaries to align each executive officer’s fiscal year 2016 base salary with the median base salary of the same or similar officer position at our peer companies:

Table 3 — CEO and NEO Base Salary

Name	Title	FY2015 Salary	FY2016 Salary	% Increase
Tony Jensen	CEO and President	$650,000	$700,000	7.6%
Stefan Wenger	CFO and Treasurer	$385,000	$425,000	10.7%
Karli Anderson	VP Investor Relations	$280,000	$310,000	10.7%
William Heissenbuttel	VP, Corporate Development	$400,000	$450,000	12.5%
Bruce C. Kirchhoff	VP, General Counsel and Secretary	$360,000	$375,000	4.3%

SHORT-TERM INCENTIVE AWARDS

We Adopted a Short-Term Incentive Scorecard for Fiscal Year 2016

For fiscal year 2016, the CNG Committee adopted a new, formulaic short-term incentive scorecard including pre-determined financial, operational and strategic performance measures, as well as individual performance objectives.  The scorecard specifies that half of NEOs’ potential short-term incentive is subject to threshold, target and maximum payouts for financial and operational measures ranging from zero if no threshold measures are met, to 200% of target payout if all maximum measures are met or exceeded.  Compared to the prior short-term incentive program, the CNG Committee believes the new scorecard greatly enhances transparency, utilizes more commonly-used and easily-understood financial and operational measures, and better aligns NEO pay with the Company’s fiscal year performance.  Table 4 summarizes the fiscal year 2016 short-term incentive measures and the payout thresholds associated with them.

Table 4 — Fiscal Year 2016 Short-Term Incentive Scorecard

		Threshold	Target	Max
Scorecard Measures	Weight	(0% payout)	(100% payout)	(200% payout)

Financial / Operational Objectives

• Operating Cash Flow multiple relative to GDX Constituents (before working capital changes)(1)	30%	60th percent rank	85th percent rank	100th percent rank

• Net GEO Production (ex-Vale revenue, using fiscal year 2016 budget metals prices) vs. fiscal year 2016 budget	20%	80% of FY 2016 budget	100% of FY 2016 budget	120% of FY 2016 budget

Strategic Objectives(2):

• Capital Deployment	10%	Invest specified amount in new streaming and royalty assets between February 2015 and June 2016

• Financial Strength	10%	Maintain specified average Net Debt/EBITDA ratio and liquidity level for fiscal year 2016

• Growing Dividend	5%	Manage the business to sustain ability to pay a growing dividend year over year

• Revenue Diversification	5%	Grow the streaming and royalty business, with the effect of reducing the revenue contribution of the largest revenue source to a specified level

Individual Performance	20%	Individualized performance targets and development goals for each NEO, together with a corporate cost-containment goal

Total:	100%

(1)         Working capital changes represent the sum of changes in assets and liabilities as presented within the operating activities section of the Statement of Cash Flows.

(2)         The CNG Committee determined that public disclosure of the specific Strategic Objective and Individual Performance goals could cause competitive harm to the Company, and is not material to an understanding of fiscal year 2016 executive compensation.  Strategic Objective measures were either met, resulting in full score, or not met, resulting in a score of zero.

Short-Term Incentives Were Awarded for Fiscal Year 2016

Short-term incentives could only be awarded for fiscal year 2016 if the Net Revenue Target was met or exceeded.  Since the Net Revenue Target was exceeded at fiscal year end, the CNG Committee, with assistance from management, utilized the new scorecard to determine short-term incentive awards, as follows:

•                  The CNG Committee determined the Company’s performance against each Financial, Operational and Strategic Performance measure.  The CEO determined each executive officer’s (other than the CEO’s) performance against his or her unique Individual Performance measures, and the CNG Committee determined the CEO’s performance against his Individual Performance measures.

•                  The scores for all measures were converted to a percentage of the target achieved and multiplied by the percent weight assigned to each measure.  The results were totaled.

Table 5 — Actual Performance Versus Performance Measures for FY2016

Measure	Result	% of Target Achieved	Weight	Jensen	Wenger	Anderson	Heissenbuttel	Kirchhoff
OCF vs GDX Constituents	.89	127%	30%	38.0%	38.0%	38.0%	38.0%	38.0%
Net GEO Production	246,434	143%	20%	28.6%	28.6%	28.6%	28.6%	28.6%
Capital Deployment	Met	100%	10%	10.0%	10.0%	10.0%	10.0%	10.0%
Financial Strength	Met	100%	10%	10.0%	10.0%	10.0%	10.0%	10.0%
Growing Dividend	Met	100%	5%	5.0%	5.0%	5.0%	5.0%	5.0%
Revenue Diversification	Not Met	0%	5%	0%	0%	0%	0%	0%
Individual Performance			20%	15.6%	16.1%	17.0%	16.6%	17.0%
Total Score			100%	107.2%	107.7%	108.6%	108.2%	108.6%

The total score was divided by 100 and multiplied by the midpoint of each NEO’s short-term incentive range.  The range for the CEO is 75% to 125% of fiscal year 2016 base salary.  The range for the remaining NEOs is 60% to 90% of fiscal year 2016 base salary.  Finally, the calculated short-term incentive amounts were adjusted upward or downward somewhat to achieve round numbers.

Table 6 — Actual Short-Term Incentive Awards for FY2016

	Jensen	Wenger	Anderson	Heissenbuttel	Kirchhoff
Midpoint of Short-Term Incentive Range	$700,000	$318,750	$232,500	$337,500	$281,250
Individual Total Score/100	1.072	1.077	1.086	1.082	1.086
Actual Short-Term Incentive	$750,000	$345,000	$250,000	$365,000	$305,000
Bonus	—	—	—	$100,000	—

Special Cash Bonus

In addition to the cash amount determined by the short-term incentive scorecard, the CNG Committee awarded Mr. Heissenbuttel a one-time special cash bonus of $100,000 for his role in overseeing the acquisition of new streaming interests in the Wassa and Prestea, Andacollo and Pueblo Viejo producing mines and the Rainy River development project, as well as a royalty interest in the Pascua-Lama development project, during the first quarter of fiscal year 2016.  The CNG Committee noted that the Wassa and Prestea, Andacollo and Pueblo Viejo streams became three of the Company’s top five revenue generators during fiscal year 2016, accounting for 31% of fiscal year 2016 revenue.

LONG-TERM INCENTIVE AWARDS

We Design Long-Term Incentives to Align Management Objectives with Stockholders’ Interests

The CNG Committee administers the 2015 LTIP.  Long-term incentive compensation is designed to encourage executive officers to manage the Company’s business over a multi-year period by delivering a significant portion of each officer’s potential total direct compensation at a future date.

•            The CNG Committee administers the 2015 LTIP by:

•            Undertaking a careful risk analysis to assure that executive officers are guided by appropriate incentives while discouraging excessive risk-taking;

•            Establishing performance measures and goals designed to align management’s objectives with stockholders’ long-term interests;

•            Considering the degree to which financial, operational, strategic and personal goals and objectives have been met; and

•            Determining the equity awards for our NEOs each year.

•            Annual long-term incentive awards are driven primarily by:

•            The Company’s achievement of performance goals that are consistent with generating long-term returns for stockholders; and

•            The Company’s overall goal to maintain total direct compensation at the median of our compensation benchmarking peers.

We Utilize Three Forms of Equity Awards, Each Serving a Different Purpose

Stock Options and Stock-Settled Stock Appreciation Rights

Stock options and SARs are considered long-term awards, and are intended to promote sustainable business results by encouraging management to achieve share price appreciation.  A SAR is a right to receive, upon exercise, the excess of the fair market value of one share of stock on the date of exercise over the grant price of the SAR.  SARs are settled in shares of the Company’s common stock.  The exercise price for options and SARs is based on the closing price of the Company’s common stock on the NASDAQ Global Select Market on the date of grant.  Options and SARs have ten-year terms, and vest in equal annual increments over three years beginning on the first anniversary of the grant.  Once granted, options and SARs are not subject to any future price adjustment.

We typically award the first $100,000 in value of stock options in the form of incentive stock options (the limit for incentive stock options under the Internal Revenue Code), and amounts above $100,000 are typically awarded in the form of SARs.

Restricted Stock

Restricted stock awards focus on retention by securing the long-term commitment of our executives.  Shares of restricted stock are considered issued and outstanding with respect to which executives may vote and receive dividends paid in the ordinary course to other Royal Gold stockholders.

In addition to time-based vesting requirements for historical restricted stock awards, the CNG Committee introduced a performance-based vesting requirement beginning with restricted stock awards made to NEOs in August 2012 for fiscal year 2013.  For restricted stock awarded before August 2015, all stock underlying an annual award would have been forfeited if the Company failed to meet an Adjusted EBITDA hurdle established for the fiscal year for which the award was made.  For awards made in August 2015 for fiscal year 2016, the CNG Committee required that the Company achieve the Net Revenue Target before the NEOs could receive such awards.  The CNG Committee reasoned that there may be times when the health of the Company does not allow for restricted stock rewards, and these hurdles establish a threshold below which corporate performance is not sufficient to justify vesting the awards.  The performance-based requirement also affords the Company favorable tax treatment under Internal Revenue Code §162(m).

Performance Stock Awards

Performance stock awards are intended to provide significant incentive to achieve long-term revenue growth and share price appreciation.  Performance shares can be earned only if performance goals are met within defined measuring periods.  If the performance goals are not achieved by the end of the applicable period, the shares are forfeited.  Performance shares are not considered issued and outstanding shares with respect to which executives may vote or receive dividends, and cannot vest until the CNG Committee determines that performance objectives are met.  Performance shares are settled with shares of the Company’s common stock when they vest.

Performance Shares Awarded Before August 2015

Performance shares awarded prior to August 2015 for fiscal years 2012 through 2015 may vest upon meeting a single performance goal:  10% compounded annual growth in AFCFPS on a trailing twelve-month basis.  Performance shares awarded prior to August 2015 may vest in increments over five years from the grant date.  For example, a threshold level of 2.5% growth in compound AFCFPS is necessary for the minimum vesting of 25% of the performance shares.  Maximum vesting is earned with achievement of 10% compound AFCFPS.

Table 7 shows the amount of performance shares awarded for fiscal years 2012 through 2015 which have vested to date.  For purposes of ASC 718 recognition of compensation expense, as of June 30, 2016, management determined that it is probable that:

•            0% of the performance shares granted for fiscal year 2013 will vest in future periods;

•            25% of the performance shares granted for fiscal year 2014 will vest in future periods; and

•            Remaining 75% of the performance shares granted for fiscal year 2015 will vest in future periods.

Table 7 — Pre-2015 Performance Share Awards:  Vesting to Date

Awarded for FY	Performance Award Earned FY2012	Performance Award Earned FY2013	Performance Award Earned FY2014	Performance Award Earned FY2015	Performance Award Earned FY 2016
2012	25%	0%	0%	0%	0%
2013	N/A	0%	0%	0%	0%
2014	N/A	N/A	0%	0%	0%
2015	N/A	N/A	N/A	0%	25%

Performance Shares Awarded Beginning in August 2015 for Fiscal Year 2016

While the AFCFPS measure clearly supports strong capital growth, it has proven to be an aggressive measure in the face of depressed precious metals prices, and several stockholders criticized the vesting mechanics.  Following its work with Hugessen during fiscal year 2015, and in response to stockholder feedback, the CNG Committee replaced the AFCFPS measure with two new performance share measures.  For fiscal year 2016, assuming the Net Revenue Target is met, one-half of the performance shares awarded may vest upon the Company’s achievement of defined annual growth in Net GEOs (“GEO Shares”).  The second one-half of the performance shares awarded for fiscal year 2016 may vest based on the Company’s TSR compared to the TSRs of the GDX Constituents (“TSR Shares”).  GEO Shares and TSR Shares may vest by linear interpolation in a range between zero shares if neither threshold GEO and TSR metric is met; to 100% of GEO Shares and TSR Shares awarded if both the target GEO and TSR metrics are met; to 200% of the GEO Shares and TSR Shares awarded if both the maximum GEO and TSR metrics are met or exceeded.

The specific performance goals for awarding fiscal year 2016 performance shares, and the Company’s results compared to these goals, were:

GEO Shares Goal:  Add 100,000 Net GEOs over fiscal year 2015 actual Net GEOs of 186,000 ounces, excluding Net GEOs attributable to Voisey’s Bay, prior to June 30, 2020.

Table 8 — Net GEO Performance Share Goals

Metric	Net Geos	Vesting
Threshold	Less than 10,000 Net GEOs added	0% of target shares awarded
Target	Add 50,000 Net GEOs	100% of target shares awarded
Maximum	Add 100,000 Net GEOs	200% of target shares awarded

The actual production volume achieved during fiscal year 2016 was 246,434 Net GEOs, representing the addition of 60,434 ounces of production over and above the fiscal year 2015 actual Net GEOs, or 121% of the target Net GEO goal.  Since the Net Revenue Target was achieved for fiscal year 2016, the CNG Committee awarded GEO Shares to the NEOs based on linear interpolation between the target and maximum number of shares eligible for award.  GEO Shares awarded for fiscal year 2016 which did not vest as of June 30, 2016, may vest to the extent that the Company achieves production growth between the 60,434 Net GEOs achieved during fiscal year 2016 and the maximum 100,000 Net GEO goal prior to June 30, 2020.

TSR Shares Goal:  Achieve the highest percent rank in TSR among the GDX Constituents for defined 1- and 3-year periods.

One-half of the TSR Shares awarded for fiscal year 2016 will be evaluated for the three-year period ending June 30, 2018 (“Three-year TSR Shares”), and were not eligible to vest as of June 30, 2016.  The second one-half of the TSR Shares awarded for fiscal year 2016 will be evaluated for vesting in equal one-third increments for each one-year period ending on June 30 in 2016, 2017 and 2018 (“One-year TSR Shares”).  Any Three-year TSR Shares and any One-year TSR Shares that are determined to vest will be settled on August 20, 2018, and the recipient must continue employment until June 30, 2018 in order to receive them.  In addition, eligibility to vest TSR Shares will lapse as to any that do not vest at the end of their three-year or one-year measuring period.

Table 9 — TSR Performance Share Goals

Metric	Total Shareholder Return	Vesting
Threshold	Less than 50th percent rank	0% of target shares awarded
Target	75th percent rank	100% of target shares awarded
Maximum	100th percent rank	200% of target shares awarded

The only TSR Shares eligible to vest as of June 30, 2016 were the first one-third of the One-year TSR Shares.  For fiscal year 2016, the Company’s TSR percent rank was 22nd among the GDX constituents, falling below the threshold 50th percent rank.  Accordingly, none of the One-year TSR Shares eligible to vest as of June 30, 2016 were vested, and eligibility to vest these shares was forfeited on that date.

ADDITIONAL INFORMATION ABOUT OUR EXECUTIVE COMPENSATION PROGRAM

EMPLOYMENT AGREEMENTS

Royal Gold entered into employment agreements with each of its NEOs effective July 1, 2016, superseding and replacing employment agreements entered into in September 2013.  Pursuant to Mr. Jensen’s employment agreement, Mr. Jensen will continue to serve as the Company’s President and Chief Executive Officer, and the Company’s Board of Directors will continue to nominate Mr. Jensen for re-election as Director. Pursuant to individual employment agreements, Ms. Anderson and Messrs. Heissenbuttel, Kirchhoff and Wenger will continue to serve as the Company’s Vice President Investor Relations, Vice President Corporate Development, Vice President, General Counsel and Secretary, and Chief Financial Officer and Treasurer, respectively. The employment agreements are for one-year terms, renew automatically for four consecutive one-year periods, and will expire on June 30, 2021, unless either the Company or the executive timely elects not to renew the term of the employment agreement. As described below under the heading Potential Payments upon Termination or Change of Control, each employment agreement provides for severance compensation in certain events. None of the employment agreements provides for excise tax gross-ups for change-in-control provisions.

The 2016 Employment Agreements are identical to the Employment Agreements entered into in 2013 in all material respects, with the following exceptions:

•                  The NEOs’ base salaries were increased to reflect fiscal year 2016 levels;

•                  Eligibility to receive short-term incentive compensation, if any, requires the Executive to be actively employed by the Company on the last day of the fiscal year for which such incentive compensation is paid;

•                  The 2016 Employment Agreements reference the Company’s 2015 Omnibus Long-Term Incentive Plan, which was approved by the Company’s stockholders at their most recent annual meeting in November 2015; and

•                  The 2016 Employment Agreements require that, in order for an NEO to terminate employment and the Employment Agreement for Good Reason (as defined in the Employment Agreement), the NEO must give notice of the occurrence of one or more of the enumerated circumstances constituting Good Reason, such circumstances must not have been fully corrected within thirty days of such notice, and the NEO must actually terminate employment within sixty days following the expiration of the thirty day cure period.

BENEFIT PROGRAMS

Benefit programs for the executive officers are common in design and purpose to those for all of our employees in the United States and include an opportunity to participate in various health and welfare benefit programs. We share the cost of certain health benefit programs with our employees.  The Company also maintains a retirement plan called the Simplified Employee Pension Plan, known as a Salary Reduction/Simplified Employee Pension Plan (“SARSEP Plan”), in which all employees are eligible to participate.  This plan was chosen because of regulatory compliance simplicity, avoidance of significant administrative expense, availability of tax-advantaged investment opportunities, and relative freedom from significant vesting or other limitations.  The SARSEP Plan allows employees to reduce their pre-tax salary, subject to certain limitations, and to put this money into a tax deferred investment plan.  This is a voluntary plan. Individuals may make contributions of up to the lesser of (i) 25% of their aggregate annual salary and short-term incentive, or (ii) $18,000, or if the employee is over age 50, $24,000, for calendar year 2016.  The Company may make non-elective contributions, up to 7% of an individual’s annual salary and short-term incentive, subject to limits.  Those that do not participate in the SARSEP Plan receive a 3% employer contribution in accordance with the SARSEP Plan rules. Employer contributions are immediately 100% vested.  Total employee and employer contributions may not exceed the lesser of $53,000 for calendar 2016 or 25% of total direct compensation for any individual.

PERQUISITES

The Company generally does not provide perquisites or other special benefits to executive officers.

EXECUTIVE STOCK OWNERSHIP GUIDELINES

Royal Gold’s stock ownership requirements encourage its NEOs to achieve and maintain a minimum investment in the Company’s common stock at levels set by the CNG Committee. The requirement incentivizes our NEOs to focus on improving long-term stockholder value and aligns the interests of management and stockholders and is set as a number of shares that is equivalent to a multiple of his or her base salary.  Unexercised stock options and SARs, unvested shares of restricted stock and unearned performance shares are not considered owned for purposes of the program.

There is no timeframe in which the NEOs must meet ownership targets. The program also requires each NEO to hold an aggregate of fifty percent (50%) of the shares of stock acquired pursuant to any grant of options, SARs, restricted stock or performance stock, net of any shares sold to cover withholding taxes, until such executive officer reaches his or her ownership target.  Ms. Anderson became an NEO in fiscal year 2015 and is currently acquiring the shares necessary to meet the ownership requirements.  All other NEOs are in compliance with the ownership requirements (see Table 11 below).

In order to align the interests of management and stockholders, Royal Gold’s policy precludes NEOs from hedging against their investments in the Company’s common stock.  Further, NEOs are restricted from pledging their investments in the Company’s common stock.

Table 11 — NEO Stock Ownership Summary

Role	Guideline Value of Common Stock to be Owned	Actual Value Owned
President and CEO	4x Salary	17.8 x Salary
Chief Financial Officer and Treasurer	2x Salary	15.3 x Salary
VP Investor Relations		<1 x Salary
VP Corporate Development		10.7 x Salary
VP, General Counsel and Secretary		10.1 x Salary

TAX DEDUCTIBILITY OF COMPENSATION

Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a limit on the amount that a public company may deduct for compensation paid in any one year to the Company’s Chief Executive Officer and certain other NEOs.  The limitation does not apply to compensation that meets the requirements under Section 162(m) for “qualifying performance based” compensation.  The Company and the CNG Committee review and consider the deductibility of executive compensation under Section 162(m).  The CNG Committee usually seeks to satisfy the requirements necessary to allow the compensation of its named executive officers to be deductible under Section 162(m) of the Internal Revenue Code, but has discretion to approve compensation that is not deductible under Section 162(m).

POST-TERMINATION COMPENSATION

The Company does not provide pension or other retirement benefits apart from the SARSEP Plan described above.  The Company provides certain post-termination benefits pursuant to the terms of the 2004 LTIP and the employment agreements described above under “Employment Agreements” on page 35 and below under the section titled “Potential Payments upon Termination or Change-in-Control” on page 42.  None of the employment agreements provide for excise tax gross-ups for change-in-control provisions.

RISK ASSESSMENT OF COMPENSATION POLICIES AND PRACTICES

The Company’s executive compensation program is designed to support its ability to recruit, retain and reward high-performing executive officers who will drive growth, profitability and increased long-term stockholder value, while managing the Company responsibly over both the long- and short-term, and while maintaining the Company’s excellent reputation.  The CNG Committee believes that the Company’s executive compensation is an appropriate balance of competitive salary and attractive short- and long-term incentives that: (a) are based upon achievement of many of the same measures used by the Board of Directors to chart our corporate strategy and evaluate the Company’s success in achieving that strategy; (b) utilize multiple performance measures to avoid placing excessive emphasis on any single measure; and (c) provide opportunity to earn significantly higher-than-target compensation over the long term through consistent superior corporate and individual performance.  Management and the CNG Committee believe the total executive compensation program provides strong incentives to manage for the long term while avoiding excessive risk-taking in the short term.

EXECUTIVE COMPENSATION TABLES

2016 SUMMARY COMPENSATION TABLE

The following table provides information regarding the potential compensation of the Company’s NEOs for fiscal years 2016, 2015 and 2014.

Name and	Year	Salary	Bonus		Non-Equity Incentive Plan Compensation	Stock Awards(1)	Option Awards(2)	All Other Compensation(3)	Total
Principal Position	(fiscal)	($)	($)		($)	($)	($)	($)	($)
Tony Jensen	2016	700,000	—		750,000	1,326,022	779,328	32,436	3,587,786
President and Chief	2015	650,000	1,000,000	(4)		1,612,836	822,598	32,677	4,118,111
Executive Officer	2014	593,000	675,000			1,864,200	765,555	30,165	3,927,920

Stefan Wenger	2016	425,000	—		345,000	512,536	301,214	36,036	1,619,786
Chief Financial Officer	2015	385,000	320,000			624,690	323,747	37,408	1,690,845
and Treasurer	2014	350,000	295,000			397,696	289,568	36,602	1,368,866

Karli S. Anderson(5)	2016	310,000	—		250,000	374,073	219,858	26,546	1,180,477
Vice President Investor Relations	2015	280,000	230,000			391,851	195,366	23,193	1,120,410

William Heissenbuttel	2016	450,000	100,000	(6)	365,000	542,813	319,030	36,436	1,813,278
Vice President	2015	400,000	335,000			624,690	323,747	36,083	1,719,520
Corporate Development	2014	360,000	295,000			397,696	289,568	32,577	1,374,841

Bruce C. Kirchhoff	2016	375,000	—		305,000	451,883	265,600	31,211	1,428,694
Vice President, General	2015	360,000	295,000			624,690	323,747	31,733	1,635,170
Counsel and Secretary	2014	330,000	275,000			397,696	289,568	31,102	1,323,366

(1)         Amounts shown reflect the total grant date fair value of restricted stock awards and performance stock awards, determined in accordance with ASC 718, made during fiscal years 2016, 2015 and 2014.  Performance stock awards made in fiscal year 2016 are shown at 100% of target performance.  The fair value of the performance stock awards on the date of grant made during fiscal year 2016 assuming target and highest level of payout of performance shares, was as follows:

	Grant Date Value of Performance Award
Name	At Target ($)	At Maximum ($)
Tony Jensen	606,494	1,212,988
Stefan Wenger	234,416	468,832
Karli S. Anderson	171,094	342,188
William Heissenbuttel	248,240	496,480
Bruce C. Kirchhoff	206,669	413,338

Amounts shown do not represent cash payments made to the individuals, amounts realized or amounts that may be realized.  Refer to Note 8 to the Company’s consolidated financial statements contained in the Company’s 2016 Annual Report on Form 10-K filed with the SEC on August 11, 2016, for a discussion on the valuation of the restricted stock and performance stock awards.

(2)         Amounts shown reflect the total grant date fair value of stock options and SARs, determined in accordance with ASC 718 using the Black-Scholes-Merton option-pricing model, awarded during fiscal years 2016, 2015 and 2014.  Amounts shown do not represent cash payments made to the individuals, amounts realized or amounts that may be realized.  Refer to Note 8 to the Company’s consolidated financial statements contained in the Company’s 2016 Annual Report on Form 10-K filed with the SEC on August 11, 2016, for a discussion of the assumptions used in valuation of stock option and SARs awards.

(3)         All Other Compensation includes the following:

Name	Year (fiscal)	Employer SARSEP Contributions	Life and Accidental Death & Dismemberment Insurance Premiums	Long-Term Disability Insurance Premiums	Total All Other Compensation
Tony Jensen	2016	$30,750	$861	$825	$32,436
	2015	$30,994	$858	$825	$32,677
	2014	$28,638	$702	$825	$30,165

Stefan Wenger	2016	$34,350	$861	$825	$36,036
	2015	$35,725	$858	$825	$37,408
	2014	$35,075	$702	$825	$36,602

Karli S. Anderson	2016	$24,860	$861	$825	$26,546
	2015	$21,510	$858	$825	$23,193

William Heissenbuttel	2016	$34,750	$861	$825	$36,436
	2015	$34,400	$858	$825	$36,083
	2014	$31,050	$702	$825	$32,577

Bruce C. Kirchhoff	2016	$29,525	$861	$825	$31,211
	2015	$30,050	$858	$825	$31,733
	2014	$29,575	$702	$825	$31,102

(4)         Mr. Jensen’s fiscal year 2015 award included a cash award of $300,000 as special recognition of his exceptional business development efforts during fiscal year 2015, which led to execution of three significant transactions in the first several weeks of fiscal year 2016.

(5)         Ms. Anderson was not considered a Named Executive Officer for fiscal year 2014.

(6)         Represents a cash award of $100,000 as special recognition of Mr. Heissenbuttel’s extraordinary performance in overseeing the acquisition of the Company’s new streaming interests in addition to a further royalty interest in one of the Company’s existing development projects, during the first quarter of fiscal year 2016.  For further information, see “Special Cash Bonus” on page 32.

The Company provides SARSEP and life and disability benefits to all of its employees.  The Company matches employee contributions to the SARSEP Plan, up to 7% of an individual’s aggregate annual salary and short-term incentive, subject to limits (see Benefit Programs on page 35).

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2016

This table provides information regarding incentive awards and other stock-based awards granted during fiscal year 2016 to the NEOs.

		Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Prices of Option	Grant Date Fair Value of Stock and Option
		Threshold	Target	Maximum	Units(2)	Options(3)	Awards(4)	Awards(5)
Name	Grant Date	(#)	(#)	(#)	(#)	(#)	($/sh)	($)
Tony Jensen	8/20/2015	—	13,229	26,458				606,494
	8/20/2015				12,726			719,528
	8/20/2015					42,473	56.54	779,328
Stefan Wenger	8/20/2015	—	5,113	10,226				234,416
	8/20/2015				4,919			278,120
	8/20/2015					16,415	56.54	301,214
Karli S. Anderson	8/20/2015	—	3,732	7,464				171,094
	8/20/2015				3,590			202,979
	8/20/2015					11,981	56.54	219,858
William Heissenbuttel	8/20/2015	—	5,415	10,830				248,240
	8/20/2015				5,210			294,573
	8/20/2015					17,386	56.54	319,030
Bruce C. Kirchhoff	8/20/2015	—	4,508	9,016				206,669
	8/20/2015				4,337			245,214
	8/20/2015					14,474	56.54	265,600

(1)         Represents performance stock awards, TSR Shares and GEO Shares, which will vest upon achievement of target performance or market objectives within three or five years of the grant date, respectively.  If target performance or market objectives are not met within three or five years of the grant, the performance stock awards will be forfeited.  Refer to Note 8 to the Company’s consolidated financial statements contained in the Company’s 2016 Annual Report on Form 10-K filed with the SEC on August 11, 2016, for a discussion on the valuation and vesting of the TSR Shares and GEO Shares.  Amounts shown in the “Target” column represent payout for 100% achievement of the target objectives, while amounts shown in the “Maximum” column represent 200% payout for achievement of the maximum objectives.  Each TSR Share or GEO Share, if earned, will be settled with a share of Royal Gold common stock.  The closing price of Royal Gold’s common stock on the NASDAQ Global Select Market on the date of grant was $56.54.  Performance stock awards are not issued and outstanding shares upon which NEOs may vote or receive dividends.

(2)         Represents shares of performance-based restricted stock that vest based on continued service after meeting a threshold corporate performance goal.  The closing price of Royal Gold’s common stock on the NASDAQ Global Select Market on the date of grant was $56.54.  Shares of restricted stock granted during fiscal year 2016 will vest ratably over three years commencing on the third anniversary of the grant date.  Accordingly, one-third of the awarded shares will vest on August 20 of each of the years 2018, 2019 and 2020.  Shares of restricted stock are issued and outstanding shares of common stock which have voting rights and upon which the NEOs received dividends calculated at the same rate paid to other stockholders.

(3)         Represents stock option and SARs awards that vest ratably over three years commencing on the first anniversary of the grant date.  Accordingly, one-third of the stock options and SARs will become exercisable on August 20 of each of the years 2016, 2017 and 2018.  Amounts for Ms. Anderson and Messrs. Jensen, Wenger, Heissenbuttel and Kirchhoff include SARs awards of 10,213, 40,705, 14,647, 15,618 and 12,706 shares, respectively, and 1,768 stock option awards for each individual.

(4)         Exercise or base price is the closing price of the Company’s common stock on the NASDAQ Global Select Market on the grant date.

(5)         Amounts shown represent the total fair value of awards calculated as of the grant date in accordance with ASC 718 and do not represent cash payments made to the individuals, amounts realized or amounts that may be realized.

OUTSTANDING EQUITY AWARDS AT 2016 FISCAL YEAR END

This table provides information about the total outstanding stock options, SARs, shares of restricted stock and performance stock awards for each of the NEOs as of June 30, 2016.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options(1) (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested(2) (#)		Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(4) (#)		Equity Incentive Plan Awards: Market Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(5) ($)
Tony Jensen	7,334	—		$53.00	11/18/2019
	20,000	—		$49.66	11/17/2020
	14,400	—		$68.18	8/18/2021
	22,000	—		$75.32	8/13/2022
	24,000	12,000	(6)	$62.14	8/27/2023
	11,200	22,400	(7)	$75.72	8/26/2024
	—	42,473	(8)	$56.54	8/20/2025
						12,000	(9)	$864,240
						10,800	(10)	$777,816
						12,726	(11)	$916,527
									16,200	(12)	$1,166,724
									22,000	(13)	$1,584,440
									24,000	(14)	$1,728,480
									10,500	(15)	$756,210
									5,511	(16)	$396,902
									6,615	(17)	$476,412
Stefan Wenger	5,114	—		$53.00	11/18/2019
	4,000	—		$49.66	11/17/2020
	5,000	—		$68.18	8/18/2021
	5,250	—		$75.32	8/13/2022
	9,000	4,500	(6)	$62.14	8/27/2023
	4,400	8,800	(7)	$75.72	8/26/2024
	—	16,415	(8)	$56.54	8/20/2035
						2,000	(18)	$144,040
						3,333	(19)	$240,043
						3,000	(20)	$216,060
						4,200	(9)	$302,484
						4,200	(10)	$302,484
						4,919	(11)	$354,266
									3,450	(12)	$248,469
									4,400	(13)	$316,888
									8,800	(14)	$633,776
									4,050	(15)	$291,681
									2,130	(16)	$153,403
									2,557	(17)	$184,155
Karli S. Anderson	3,000	—		$50.53	5/15/2023
	2,650	5,300	(7)	$75.72	8/26/2024
	—	11,981	(8)	$56.54	8/20/2025
						2,000	(21)	$144,040
						2,625	(10)	$189,053
						3,590	(11)	$258,552
									3,000	(22)	$216,060

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options(1) (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested(2) (#)		Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(4) (#)		Equity Incentive Plan Awards: Market Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(5) ($)
Karli S. Anderson									2,550	(15)	$183,651
(continued)									1,555	(16)	$111,991
									1,866	(17)	$134,389
William	10,000	—		$29.75	11/7/2017
Heissenbuttel	10,000	—		$30.96	11/5/2018
	7,000	—		$53.00	11/18/2019
	6,000	—		$49.66	11/17/2020
	5,000	—		$68.18	8/18/2021
	5,250	—		$75.32	8/13/2022
	9,000	4,500	(6)	$62.14	8/27/2023
	4,400	8,800	(7)	$75.72	8/26/2024
	—	17,386	(8)	$56.54	8/20/2025
						2,000	(18)	$144,040
						3,333	(19)	$240,043
						3,000	(20)	$216,060
						4,200	(9)	$302,484
						4,200	(10)	$302,484
						5,210	(11)	$375,224
									3,450	(12)	$248,469
									4,400	(13)	$316,888
									8,800	(14)	$633,776
									4,050	(15)	$291,681
									2,257	(16)	$162,549
									2,707	(17)	$194,958
Bruce C. Kirchhoff	7,000	—		$53.00	11/18/2019
	6,000	—		$49.66	11/17/2020
	5,000	—		$68.18	8/18/2021
	5,250	—		$75.32	8/13/2022
	9,000	4,500	(6)	$62.14	8/27/2023
	4,400	8,800	(7)	$75.72	8/26/2024
	—	14,474	(8)	$56.54	8/20/2025
						2,000	(18)	$144,040
						3,333	(19)	$240,043
						3,000	(20)	$216,060
						4,200	(9)	$302,484
						4,200	(10)	$302,484
						4,337	(11)	$312,351
									3,450	(12)	$248,469
									4,400	(13)	$316,888
									8,800	(14)	$633,776
									4,050	(15)	$291,681
									1,878	(16)	$135,254
									2,254	(17)	$162,333

(1)	Figures represent shares of common stock underlying stock options and SARs. Stock options and SARs vest ratably over three years commencing on the first anniversary of the grant date.

(2)

Represents shares of restricted stock that vest based on continued service after meeting threshold corporate performance goals. Shares of restricted stock granted prior to August 13, 2012, vest ratably over three years commencing on the fourth anniversary of the grant date. Shares of restricted stock granted on and after August 13, 2012, vest ratably over three years commencing on the third anniversary of the grant date.

(3)

Market value is based on a stock price of $72.02, the closing price of Royal Gold’s common stock on the NASDAQ Global Select Market on June 30, 2016, and the outstanding number of shares of restricted stock.

(4)

Represents performance stock awards made before fiscal 2015, which will vest upon achievement of target performance objectives within five years of the grant. If target performance objectives are not met within five years of the grant, the performance stock awards will be forfeited. If target performance objectives are met at any time during the five year period, 100% of the performance stock awards will vest. Interim amounts may vest in 25% increments upon achievement of 25%, 50%, 75% and 100% of the target objectives. Each performance stock award, if earned, will be settled with shares of Royal Gold common stock. Performance targets for awards made prior to fiscal 2012 are based on growth of free cash flow per share on a trailing twelve month basis and growth of royalty ounces in reserve per share on an annual basis. Performance targets for awards made beginning in fiscal 2012 are based on growth of adjusted free cash flow per share on a trailing twelve month basis.

Also represents TSR and GEO performance stock awards made beginning in fiscal 2015, which will vest upon achievement of target performance or market objectives within three or five years of the grant date, respectively. If target performance or market objectives are not met within three or five years of the grant, the performance stock awards will be forfeited.

(5)

Payout value is based on a stock price of $72.02, the closing price on the NASDAQ Global Select Market on June 30, 2016, and assuming 100% of the performance stock awards shown will vest based on the achievement of target performance objectives. Amounts indicated are not necessarily indicative of the amounts that may be realized by the NEO.

(6)	Stock options and SARs became exercisable on August 27, 2016.

(7)

One-half of these stock options and SARs became exercisable on August 26, 2016, and the remaining half will vest on August 26, 2017. Amounts include 880 stock options and 21,520 SARs for Mr. Jensen; 880 stock options and 7,920 SARs for each of Messrs. Wenger, Heissenbuttel and Kirchhoff; and 440 stock options and 4,420 SARs for Ms. Anderson.

(8)

One-third of these stock options and SARs became exercisable on August 20, 2016; the remaining two-thirds will vest in equal parts on each of August 20, 2017 and 2018.  Amounts include 1,768 stock options and 40,705 SARs for Mr. Jensen; 1,768 stock options and 14,647 SARs for Mr. Wenger; 1,768 stock options and 10,213 SARs for Ms. Anderson; 1,768 stock options and 15,618 SARs for Mr. Heissenbuttel; and 1,768 stock options and 12,706 SARs for Mr. Kirchhoff.

(9)	One-third of the shares vested on August 27, 2016; the remaining two-thirds will vest in equal parts on each of August 27, 2017 and 2018.

(10)	One-third of the shares will vest on each of August 26, 2017, 2018 and 2019.

(11)	One-third of the shares will vest on each of August 20, 2018, 2019 and 2020.

(12)	Awards expired on August 18, 2016, since the vesting requirements were not met.

(13)	Awards will expire on August 13, 2017, if the vesting requirements are not met.

(14)	Awards will expire on August 27, 2018, if the vesting requirements are not met.

(15)	Awards will expire on August 26, 2019, if the vesting requirements are not met.

(16)	Awards will expire on August 20, 2018, if the vesting requirements are not met.

(17)	Awards will expire on August 20, 2020, if the vesting requirements are not met.

(18)	Shares will vest on November 17, 2016.

(19)	One-half of the shares vested on August 18, 2016; the remaining shares will vest on August 18, 2017.

(20)	One-half of the shares vested on August 13, 2016; the remaining shares will vest on August 13, 2017.

(21)	One-half of the shares will vest on each of May 15, 2017 and 2018.

(22)	Awards will expire on May 15, 2018, if the vesting requirements are not met.

FISCAL YEAR 2016 OPTION EXERCISES AND STOCK VESTED

This table provides information on option exercises and the vesting of shares of restricted stock or performance stock awards for each of the NEOs during fiscal year 2016.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting(2)	Value Realized on Vesting(3)
Name	(#)	($)	(#)	($)
Tony Jensen	—	—	4,500	$192,055
Stefan Wenger	—	—	9,017	$391,513
Karli S. Anderson	—	—	1,850	$96,607
William Heissenbuttel	2,500	$71,975	9,017	$391,513
Bruce C. Kirchhoff	7,000	$255,850	9,017	$391,513

(1)         Value realized upon exercise of stock options and SARs was computed by subtracting the exercise price of the option from the closing price of the underlying Royal Gold common stock on the date of exercise and multiplying that number by the number of shares underlying the options exercised.

(2)         Amounts shown represent the number of restricted stock awards that vested on August 13, 2015, August 18, 2015, November 17, 2015, and November 18, 2015, and the number of performance stock awards that vested on February 25, 2016.

(3)         Value realized upon vesting of restricted stock and performance stock awards was computed by multiplying the closing price of the underlying Royal Gold common stock on the NASDAQ Global Select Market on the date that the restricted stock and performance stock awards vested, by the number of restricted stock and performance stock awards that vested.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Other Employee Benefits

The Company provides life insurance benefits up to $300,000 to all of its employees.  The Company also provides long-term disability coverage to all of its employees that provides for 60% of monthly salary protection up to $7,000 a month until age 65.  Each of the NEOs shown below would be entitled to these amounts upon termination for death or disability.

The table below shows the estimated payments and benefits for each of our NEOs that would be provided as a result of termination or a Change of Control of the Company, as defined within each NEO’s employment agreement and the 2004 LTIP and the 2015 LTIP, as applicable.  Calculations for this table assume that the triggering event took place on June 30, 2016, the last business day of our 2016 fiscal year, except as noted.  Calculations for combined amounts shown for awards under the Company’s 2004 LTIP and 2015 LTIP are based on the closing price of the Company’s common stock on the NASDAQ Global Select Market on June 30, 2016, which was $72.02 and, for Messrs. Jensen, Wenger and Kirchhoff, other than as noted, based on acceleration benefits provided under award modification agreements entered into on September 15, 2008.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

		Value of Medical	Combined awards under the 2004 LTIP and the 2015 LTIP
Name	Cash Compensation	Insurance Continuation	Restricted Stock	Stock Options and SARs	Performance Stock Awards	Total
Tony Jensen Involuntary Termination, Voluntary Termination for Good Reason or Company Non-Renewal of Employment Agreement	$700,000	—	$936,406	$879,109	—	$2,515,515

Involuntary Termination, Voluntary Termination for Good Reason or Company Non-Renewal of Employment Agreement with Change of Control	$3,770,833	$28,465	$2,558,583	$879,109	$6,109,241	$13,346,231

Stefan Wenger Involuntary Termination, Voluntary Termination for Good Reason or Company Non-Renewal of Employment Agreement	$425,000	—	$841,892	$294,828	—	$1,561,720

Involuntary Termination, Voluntary Termination for Good Reason or Company Non-Renewal of Employment Agreement with Change of Control	$1,117,500	$21,336	$1,559,377	$294,828	$1,828,372	$4,821,413

Karli Anderson Involuntary Termination, Voluntary Termination for Good Reason or Company Non-Renewal of Employment Agreement	$310,000	—	$204,444	$64,470	—	$578,914

Involuntary Termination, Voluntary Termination for Good Reason or Company Non-Renewal of Employment Agreement with Change of Control	$825,000	$21,067	$591,644	$64,470	$646,091	$2,148,272

William Heissenbuttel Involuntary Termination, Voluntary Termination for Good Reason or Company Non-Renewal of Employment Agreement	$450,000	—	$845,505	$1,208,720	—	$2,504,225

Involuntary Termination, Voluntary Termination for Good Reason or Company Non-Renewal of Employment Agreement with Change of Control	$1,222,500	$22,137	$1,580,335	$1,208,720	$1,848,321	$5,882,013

Bruce C. Kirchhoff Involuntary Termination, Voluntary Termination for Good Reason or Company Non-Renewal of Employment Agreement	$375,000	—	$834,723	$375,420	—	$1,585,143

Involuntary Termination, Voluntary Termination for Good Reason or Company Non-Renewal of Employment Agreement with Change of Control	$1,000,000	$20,092	$1,517,533	$375,420	$1,788,401	$4,701,446

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information concerning shares of common stock that are authorized and available for issuance under the Company’s equity compensation plan as of June 30, 2016.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders (1)	695,806	(2)	$61.72	(3)	2,851,759
Equity compensation plans not approved by stockholders (4)	—		—		—
Total	695,806		$61.72		2,851,759

(1)         Represents the Company’s 2004 Omnibus Long-Term Incentive Plan and the Company’s 2015 Omnibus Long-Term Incentive Plan.

(2)         Includes 210,178 shares of common stock issuable upon the vesting of performance stock awards that vest upon the achievement of target performance objectives within the contractual life of the respective performance stock award.

(3)         Weighted-average exercise price does not take into account shares of common stock issuable upon vesting of performance stock awards, which do not have exercise prices.

(4)         The Company does not maintain equity compensation plans that have not been approved by its stockholders.

Proposal #4: AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED SHARES

We seek stockholder approval of an amendment to the Company’s Restated Certificate of Incorporation (the “Charter”) to increase our number of authorized shares of common stock.  The Charter presently authorizes Royal Gold to issue up to 100,000,000 shares of common stock and 10,000,000 shares of preferred stock.  Royal Gold’s Board of Directors has unanimously approved, and recommends that stockholders approve, an amendment to the Charter increasing the number of authorized shares from 110,000,000 to 210,000,000 shares, consisting of (a) 200,000,000 shares of common stock, and (b) 10,000,000 shares of preferred stock (the “Share Increase Amendment”). The number of authorized shares of preferred stock will remain unchanged.

As of September 19, 2016, there were 65,315,629 shares of common stock outstanding. Of the remaining 34,684,371 authorized but unissued shares of common stock, 2,862,994 shares have been reserved for issuance under Royal Gold’s 2015 Omnibus Long-Term Incentive Plan (“2015 LTIP”), and 3,574,081 shares have been reserved for issuance upon conversion of Royal Gold’s outstanding convertible preferred notes.  Accordingly, 28,247,296 shares of common stock remain unissued and unreserved, or 28.25% of the authorized shares of common stock.

The Board of Directors believes that increasing the number of authorized shares of common stock affords the Company greater flexibility when considering and planning for our future financial needs, including the growth of the Company’s business.  We believe that it is prudent to position the Company to respond promptly to potential opportunities, and that our ability to respond promptly is enhanced with a higher number of shares of authorized common stock available for issuance on an as-needed basis for possible financing transactions, stream and royalty acquisitions or other strategic transactions, stock splits, stock dividends and other corporate purposes determined by the Board to be in the best interest of our stockholders.  Having the additional authorized shares immediately available would enable us to issue shares of common stock or other securities exercisable, exchangeable or convertible into common stock without the expense and delay of a stockholders’ meeting, except as may be required by stock exchange rules or applicable laws and regulations.

The Company has an effective shelf registration statement on file with the Securities and Exchange Commission under which it may issue additional securities from time to time, including common stock, to the extent it has available authorized but unissued and unreserved shares.  We have no present plans, arrangements, undertakings or commitments to issue any shares of common stock beyond the number presently authorized by our Charter, or any shares of newly authorized common stock if the Share Increase Amendment is approved.

If approved, the Share Increase Amendment will have no immediate effect on the rights of existing stockholders and, subject to stock exchange rules and applicable laws and regulations, the additional shares of common stock proposed to be authorized, together with existing authorized and unissued shares of common stock, will be available for issuance without requirement for further stockholder approval.  Future issuances of shares of common stock or other securities exercisable, exchangeable or convertible into common stock could have a dilutive effect on earnings per share and the voting power and economic interest of our current stockholders. Furthermore, although there are no current plans to do so, we could issue common stock in various transactions that would make a change in control of the Company more difficult or would otherwise discourage attempts to acquire control of the Company. The proposed Share Increase Amendment does not result from any specific effort to obtain control of the Company by tender offer, proxy contest or otherwise, and we have no present intention to use the increased shares of authorized common stock for anti-takeover purposes.

Stockholders are asked to approve the following resolution to increase the number of authorized shares:

RESOLVED, that ARTICLE “Fourth (a)” of Royal Gold’s Restated Certificate of Incorporation be amended to read as follows:

“FOURTH.  (a)  The total number of shares of stock which the corporation shall have authority to issue is 210,000,000 shares, consisting of (i) 200,000,000 shares of common stock, each having a par value of $.01 and (ii) 10,000,000 shares of preferred stock, each share having a par value of $.01.”

If the holders of common stock approve the proposal, Articles of Amendment to the Charter containing the Share Increase Amendment will be filed with the Secretary of State of the State of Delaware (“SOS-Delaware”), and the amendment of the Company’s Charter as described above will be effective upon the acceptance for record of the Articles of Amendment by the SOS-Delaware.

VOTE REQUIRED FOR APPROVAL

Under Delaware law, to approve the amendment to the Charter to increase the authorized number of shares of Royal Gold’s common stock, the affirmative vote of a majority of the outstanding shares of Royal Gold’s common stock entitled to vote at the annual meeting is required.  Abstentions and broker non-votes will have the same effect as a vote “AGAINST” this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

APPROVAL OF THE SHARE INCREASE AMENDMENT.

OTHER INFORMATION

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and Directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership in the Company’s equity securities to the Securities and Exchange Commission.  Officers, Directors and greater than 10% stockholders are required by the regulations of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) reports they file.  Based solely on its review of copies of such reports received and written representations from such persons that no other reports were required for those persons, the Company believes that all filing requirements applicable to its officers, Directors and greater than 10% stockholders were timely met for fiscal year 2016.

OTHER BUSINESS

The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his own judgment on such matters.

STOCKHOLDER PROPOSALS

	Proposals to include in proxy*	Director nominees to include in proxy (proxy access)**	Other proposals/nominees to be presented at annual meeting**
Deadline for proposal to be received by the Company	Close of business on June 5, 2017 (120 calendar days prior to anniversary of this year’s mailing date)	Between July 19, 2017 and close of business on August 18, 2017 (not less than 90 nor more than 120 calendar days prior to the first anniversary of this year’s annual meeting)***

What to include in the proposal	Information required by SEC rules	Information required by our by-laws

Where to send the proposal	By mail to the Company’s principal executive office, directed to: Bruce C. Kirchhoff, Secretary, Royal Gold, Inc., 1660 Wynkoop Street, Suite 1000, Denver, CO 80202

*Proposals must satisfy SEC requirements, including Rule 14a-8.

**Proposals not submitted pursuant to SEC Rule 14a-8 and any director nominees must satisfy the Company’s by-law requirements, available on our website.

***If the number of Directors to be elected at the 2017 Annual Meeting is increased and there is no public announcement by the Company specifying the size of the increased Board at least 100 days before November 16, 2017 (which is the first anniversary of the 2016 Annual Meeting), the stockholder’s notice with respect to nominees for any new positions created by such increase must be received not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

ANNUAL REPORT ON FORM 10-K

Upon the written request of any record holder or beneficial owner of common stock entitled to vote at the Annual Meeting, the Company will provide, without charge, a copy of its Annual Report on Form 10-K including financial statements and any required financial statement schedules, as filed with the Securities and Exchange Commission for the fiscal year ended June 30, 2015. Requests for a copy of the Annual Report should be mailed, faxed, or sent via e-mail to Bruce C. Kirchhoff, Vice President, General Counsel and Secretary, Royal Gold, Inc., 1660 Wynkoop Street, Suite 1000, Denver, Colorado 80202-1132, 303-595-9385 (fax), or bkirchhoff@royalgold.com.

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single          copy of the Notice and, if applicable, the proxy materials and the Annual Report to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written request, we will deliver promptly a separate copy of the Notice and, if applicable, the proxy materials and the Annual Report to any stockholder at a shared address to which we delivered a single copy of any of these documents.

To receive a separate copy of the Notice and, if applicable, these proxy materials or the Annual Report, or to receive a separate copy of our proxy materials in the future, stockholders may contact us at the following address:

Bruce C. Kirchhoff

Vice President, General Counsel and Secretary

Royal Gold, Inc.

1660 Wynkoop Street, Suite 1000

Denver, Colorado 80202-1132

303-595-9385 (fax)

bkirchhoff@royalgold.com

Stockholders who hold shares in street name (as described on page 1) may contact their brokerage firm, bank, broker-dealer, or other similar organization to request information about householding.

* * * * * * * * * * * * * *

BY ORDER OF THE BOARD OF DIRECTORS

Bruce C. Kirchhoff
Vice President, General Counsel and Secretary

Denver, Colorado
October 7, 2016

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on November 16, 2016 ROYAL GOLD, INC. You are receiving this communication because you hold shares in the above named company. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. ROYAL GOLD, INC. 1660 WYNKOOP ST., SUITE 1000 DENVER, CO 80202-1132 0000300785_1 R1.0.1.25 See the reverse side of this notice to obtain proxy materials and voting instructions. Meeting Information Meeting Type: Annual Meeting For holders as of: September 19, 2016 Date: November 16, 2016 Time: 9:00 AM MST Location: Ritz-Carlton Hotel 1881 Curtis Street Denver, Colorado 80202

Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: Have the information that is printed in the box marked by the arrow (located on the by the arrow (located on the following page) in the subject line. How To Vote Please Choose One of the Following Voting Methods possession available and follow the instructions. marked by the arrow 0000300785_2 R1.0.1.25 Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any specia requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. l 1. Notice of Annual Meeting and Proxy Statement2. Annual Report How to View Online: following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET:www.proxyvote.com 2) BY TELEPHONE:1-800-579-1639 3) BY E-MAIL*:sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before November 02, 2016 to facilitate timely delivery.

The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 1a. William M. Hayes 1b. Ronald J. Vance The Board of Directors recommends you vote FOR proposals 2., 3. and 4. 2. PROPOSAL to ratify the appointment of Ernst & Young LLP as independent registered public accountants of the Company for the fiscal year ending June 30, 2017. 3. PROPOSAL to approve the advisory resolution relating to executive compensation. 4. PROPOSAL to approve an amendment to the Company's Restated Certificate of Incorporation to increase the total number of authorized shares from 110,000,000 shares to 210,000,000 shares. NOTE: In their discretion, the Proxies are also authorized to vote all of the shares of the undersigned upon such other business as may properly come before the Meeting. Management and Directors are not currently aware of any other matters to be presented at the Meeting. 0000300785_3 R1.0.1.25 Voting items

0000300785_4 R1.0.1.25

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ROYAL GOLD, INC. 1660 WYNKOOP ST., SUITE 1000 DENVER, CO 80202-1132 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 1a. William M. Hayes For 0 0 For 0 Against 0 0 Against 0 Abstain 0 0 1b. Ronald J. Vance NOTE: In their discretion, the Proxies are also authorized to vote all of the shares of the undersigned upon such other business as may The Board of Directors recommends you vote FOR proposals 2., 3. and 4. properly come before the Meeting. Management and Abstain Directors are not currently aware of any other matters to be presented at the Meeting. 0 2. PROPOSAL to ratify the appointment of Ernst & Young LLP as independent registered public accountants of the Company for the fiscal year ending June 30, 2017. 0 0 0 0 0 0 3. PROPOSAL to approve the advisory resolution relating to executive compensation. 4. PROPOSAL to approve an amendment to the Company's Restated Certificate of Incorporation to increase the total number of authorized shares from 110,000,000 shares to 210,000,000 shares. 0 For address change/comments, mark here. (see reverse for instructions) Please indicate if you plan to attend this meeting Yes 0 No 0 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000300786_1 R1.0.1.25

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting and Proxy Statement, Annual Report is/are available at www.proxyvote.com . ROYAL GOLD, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Bruce C. Kirchhoff and M. Craig Haase, or either of them, as attorneys, agents and proxies each with full power of substitution to vote, as designated below, all the shares of Common Stock of Royal Gold, Inc. held of record by the undersigned on September 19, 2016, at the Annual Meeting of Stockholders of Royal Gold, Inc. (the "Meeting") which will be held on November 16, 2016, at the Ritz-Carlton Hotel, 1881 Curtis Street, Denver, Colorado, at 9:00 a.m., Mountain Standard Time, or at any postponement or adjournment thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE DIRECTOR NOMINEES AND “FOR” PROPOSALS 2, 3 AND 4. The undersigned acknowledges receipt of this Proxy and a copy of the Notice of Annual Meeting and Proxy Statement, dated October 7, 2016. Address change/comments: (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side 0000300786_2 R1.0.1.25